Exhibit 4.5

Execution version

LOAN AND SECURITY AGREEMENT

Dated as of November 8, 2016

between

MERRIMACK PHARMACEUTICALS, INC.

(as Borrower),

and

BIOPHARMA CREDIT INVESTMENTS IV SUB, LP

(as Lender)

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of November 8, 2016 (the “Effective Date”) by and between MERRIMACK PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), and BIOPHARMA CREDIT INVESTMENTS IV SUB, LP, a Cayman Islands exempted limited partnership (“Lender”), provides the terms on which the Lender shall make, and Borrower shall repay, the Credit Extensions (as hereinafter defined).  The parties hereto agree as follows:

1.	ACCOUNTING AND OTHER TERMS

Except as otherwise expressly provided herein, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in conformity with GAAP.  No change in the accounting principles used in the preparation of any financial statement hereafter adopted by Borrower shall be given effect for purposes of measuring compliance with any provision of Section 7 unless Borrower and Lender agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are so modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2.	LOANS AND TERMS OF PAYMENT

2.1Promise to Pay.  Borrower hereby unconditionally promises to pay Lender, the outstanding principal amount of all Term Loans advanced to Borrower by Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2Term Loans.

(a)Term Loan Availability.  Subject to the terms and conditions of this Agreement (including Sections 3.1 and 3.2), Lender agrees to make a term loan to Borrower on the Closing Date in a principal amount (the “Term Loan Amount”) not less than Fifteen Million Dollars ($15,000,000.00) and not exceeding Twenty-Five Million Dollars ($25,000,000.00), to be evidenced by a note with an initial principal amount equal to such Term Loan Amount (the “Term Loan”).  After repayment, the Term Loan may not be re-borrowed.

(b)Repayment.  All unpaid principal and any accrued and unpaid interest with respect to the Term Loan is due and payable in full on the Term Loan Maturity Date.  The Term Loan may be prepaid only in accordance with Section 2.2(c), 2.2(d), 2.2(e), 2.2(f), 2.2(g) or 2.2(h) except as provided in Section 9.1(a).

(c)Mandatory Prepayment (Change of Control).  Upon a Change of Control, Borrower shall promptly, and in any event no later than thirty (30) days after the consummation of such Change of Control, notify Lender in writing of the occurrence of a Change of Control, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Change of Control (such notice, a “Change of Control Notice”).  Borrower shall prepay the Term Loan in full, no later than thirty (30) days after delivery to Lender of the Change of Control Notice, in an amount equal to the sum of all unpaid principal and any accrued and unpaid interest with respect to the Term Loan plus the Makewhole Amount payable pursuant to Section 2.2(j).

(d)Mandatory Prepayment (Asset Sale).  (i) Upon any Asset Sale of property or assets included among the Collateral, whether or not permitted under Section 4.06 of the Indenture, Borrower shall prepay the Term Loan in full (and not in part), without any notice from or other action by Lender, within ten (10) days after the consummation of such Asset Sale, in an amount equal to the sum of all unpaid principal and any accrued and unpaid interest with respect to the Term Loan plus the Makewhole Amount payable pursuant to Section 2.2(j). (ii) Upon any MM-398 Intellectual Property Sale, whether or not permitted under Section 4.06 of the Indenture, Borrower shall prepay the Term Loan in full (and not in part), without any notice from or other action by Lender, within ten (10) days after the consummation of such MM-398 Intellectual Property Sale, in an amount equal to the sum of all unpaid principal and any accrued and unpaid interest with respect to the Term Loan plus the Makewhole Amount payable pursuant to Section 2.2(j).  (iii) Borrower shall promptly, and in any event no later than two (2) Business Days thereafter, notify Lender in writing of the occurrence of any Asset Sale described in clause (i) or (ii) above, which notice shall include reasonable detail as to the nature, timing, proceeds and other circumstances of such Asset Sale (such notice, an “Asset Sale Notice”).

(e)Mandatory Prepayment (Senior Debt Refinancing).  Without limiting (and notwithstanding) Section 2.2(g), upon the incurrence by Borrower or any of its Subsidiaries of Indebtedness that serves to refinance all or any part of the Indebtedness represented by the Securities, whether or not permitted under the Indenture or otherwise agreed to by the holders thereof, Borrower shall prepay the Term Loan in full (and not in part), without any notice from or other action by Lender, no later than ten (10) days after the occurrence of such incurrence, in an amount equal to the sum of all unpaid principal and any accrued and unpaid interest with respect to the Term Loan plus the Makewhole Amount payable pursuant to Section 2.2(j).  Borrower shall promptly, and in any event no later than two (2) Business Days thereafter, notify Lender in writing of the occurrence of any such incurrence, which notice shall include reasonable detail as to the nature, timing, amount and other circumstances of such incurrence (such notice, a “Refinancing Notice”).

(f)Mandatory Prepayment (Incurrence of Unsecured Indebtedness).  Upon the incurrence by Borrower or any of its Subsidiaries of unsecured Indebtedness in an aggregate amount exceeding Twenty Million Dollars ($20,000,000.00), whether or not permitted under the Indenture or otherwise agreed to by the holders of Securities, Borrower shall prepay the Term Loan in full (and not in part), without any notice from or other action by Lender, no later than ten (10) days after the occurrence of such incurrence, in an amount equal to the sum of all unpaid principal and any accrued and unpaid interest with respect to the Term Loan plus the Makewhole Amount payable pursuant to Section 2.2(j).  Borrower shall promptly, and in any event no later than two (2) Business Days thereafter, notify Lender in writing of the occurrence of any such incurrence, which notice shall include reasonable detail as to the nature, timing, amount and other circumstances of such incurrence (such notice, an “Unsecured Indebtedness Notice”).

(g)Mandatory Prepayment (Purchase of Securities).  Without limiting (and notwithstanding) Section 2.2(e), upon the purchase by Borrower of Securities, the aggregate principal amount of which exceeds ten percent (10%) of the aggregate principal amount of all Securities then-outstanding, whether or not permitted under the Indenture or otherwise agreed to by the holders of Securities, Borrower shall prepay the Term Loan in full (and not in part), without any notice from or other action by Lender, no later than ten (10) days after the consummation of such purchase, in an amount equal to the sum of all unpaid principal and any accrued and unpaid interest with respect to the Term Loan plus the Makewhole Amount payable pursuant to Section 2.2(j).  Borrower shall promptly, and in any event no later than two (2) Business Days thereafter, notify Lender in writing of the occurrence of any such purchase of Securities, which notice shall include reasonable detail as to the nature, timing, amount and other circumstances of such purchase (such notice, a “Securities Purchase Notice”).

(h)Permitted Prepayment of Term Loan.  From and after the Closing Date, Borrower shall have the option to prepay all, but not less than all, of the Term Loan advanced by Lender under this Agreement, provided, that (i) Borrower provides written notice to Lender of its election (which shall be irrevocable unless Lender otherwise consents in writing) to prepay the Term Loan at least ten (10) Business Days prior to such prepayment and (ii) such prepayment shall be accompanied by the Makewhole Amount payable pursuant to Section 2.2(j) and all other amounts payable or accrued and not yet paid hereunder and the other Loan Documents.

(i)Prepayment Application.  All prepayments by Borrower pursuant to Section 2.2(c), 2.2(d), 2.2(e), 2.2(f), 2.2(g) or 2.2(h) or as a result of acceleration of the Term Loan pursuant to Section 9.1(a) shall be accompanied by accrued and unpaid interest on the principal amount of the Term Loan to be prepaid to the date of payment in full.  Any such prepayment (together with the accompanying Makewhole Amount that is payable pursuant to Section 2.2(j)), whether pursuant to Section 2.2(c), 2.2(d), 2.2(e), 2.2(f), 2.2(g) or 2.2(h) or as a result of acceleration of the Term Loan pursuant to Section 9.1(a), shall be paid to Lender for application to the Obligations in the following order:  (i) first, to due and unpaid Lender Expenses, (ii) second, to accrued and unpaid interest at the Default Rate, if any, (iii) third, to accrued and unpaid interest at the non-Default Rate, (iv) fourth, to the Makewhole Amount, (v) fifth, to the outstanding principal amount of the Term Loan being prepaid, and (vi) sixth, to any remaining amounts then due and payable hereunder.

(j)Makewhole Amount.  Any prepayments of the Term Loan by Borrower (i) pursuant to Section 2.2(c), 2.2(d), 2.2(e), 2.2(f), 2.2(g) or (2.2(h) or (ii) as a result of the acceleration of the Term Loan Maturity Date pursuant to Section 9.1(a), shall, in any such case, be accompanied by payment of the Makewhole Amount.

2.3Payment of Interest on the Credit Extensions.

(a)Interest Rate.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a fixed per annum rate (which rate shall be fixed for the duration of such Term Loan) equal to eleven and one-half percent (11.50%) per annum, which interest shall be payable quarterly in arrears commencing with the Payment Date of the first calendar quarter to occur after the Closing Date in accordance with Section 2.3(c).  Interest shall accrue on the Term Loan commencing on, and including, the Closing Date, and shall accrue on the Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is actually paid.  Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

(b)Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default (and without notice to Borrower or demand by Lender for payment thereof), the Obligations shall bear interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”), and such interest shall be payable entirely in cash on demand of Lender; provided, that, absent payment of such interest at the Default Rate when due, such Default Rate interest shall be capitalized on the last day of each fiscal month and such capitalized amount shall be added to the then-outstanding principal amount of the Term Loan and constitute outstanding principal for all purposes hereof.  Payment, capitalization or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

(c)Payments.  Except as otherwise expressly provided herein, all loan payments by Borrower hereunder shall be made to such bank account of Lender as Lender may designate by notice from time to time to Borrower on the date specified herein.  Unless otherwise provided, interest is payable quarterly on the Payment Date of each calendar quarter.  Payments of principal or interest received after 2:00 p.m. on such date are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid.  All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

2.4Expenses.  Borrower shall pay to Lender, all Lender Expenses incurred through and after the Effective Date, upon demand.

2.5Taxes; Withholding, etc.

(a)All sums payable by any Credit Party hereunder and under the other Loan Documents shall (except to the extent required by Requirements of Law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.  In addition, Borrower agrees to pay, and shall indemnify and hold Lender harmless from, all present or future stamp, court or documentary, recording or filing Taxes or similar levies or Taxes which arise (i) from any payment made hereunder, (ii) from the execution, delivery, performance, enforcement or registration of any Loan Document, (iii) from the receipt or perfection of a security interest under any Loan Document, or (iv) otherwise with respect to any Loan Document, and within thirty (30) days after the date of paying such sum, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

(b)If any Credit Party or any other Person is required by Requirements of Law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party to Lender under any of the Loan Documents: (i) Borrower shall notify Lender of any such requirement or any change in any such requirement as soon as any Borrower becomes aware of it; (ii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Lender, as the case may be) on behalf of and in the name of Lender; and (iii) within thirty (30) days after paying any sum from which it is required by Requirements of Law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver to Lender evidence satisfactory to Lender of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other Governmental Authority.

(c)Lender (and any of its successors or assigns) shall deliver to Borrower on or prior to the Effective Date, such properly completed and executed documentation reasonably requested by Borrower as will permit payments to be made hereunder and under any other Loan Documents without withholding or at a reduced rate of withholding.  In addition, Lender (and any of its successors or assigns) shall, if reasonably requested by Borrower, deliver such other documentation prescribed by Requirements of Law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender (or its successors or assigns) is subject to backup withholding or information reporting requirements.  Without limiting the generality of the foregoing, on or prior to the Effective Date, Lender shall provide to Borrower the appropriate IRS Form W-8, with any supporting information required, establishing that Lender is exempt from U.S. withholding tax on payments made hereunder and under any other Loan Documents.  Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.  In furtherance of the foregoing, each Credit Party and Lender agree that, absent a change in Requirements of Law, provided that Lender provides the foregoing forms and documentation and through those forms and documentation establishes that it not subject to withholding tax under Requirements of Law, including FATCA, then any sum payable hereunder and under the other Loan Documents will not be subject to deduction by or withheld upon for U.S. Taxes by any Credit Party under this Section 2.5.

2.6Facility Fee.  As additional consideration for Lender’s agreement to advance money or extend credit for Borrower’s benefit on the terms and conditions set forth in this Agreement, Borrower shall pay to Lender on the Effective Date the amount of Three Hundred and Seventy-five Thousand Dollars ($375,000.00), which shall amount shall not be refundable, in whole or in part, for any reason (including, for the avoidance of doubt, the termination of this Agreement and any obligation of Lender to make the Term Loan hereunder pursuant to the ultimate sentence of Section 3.4).

2.7Register; Term Loan Note.

(a)Register.  Lender shall maintain at its principal office (as specified in, or as otherwise identified upon notice to the other parties hereto in accordance with, Section 10), a register for the recordation of the name and address of Lender, the principal of, and stated interest on, the Term Loan and the Term Loan Note held by Lender (the “Register”).  The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice.  Lender shall record, or shall cause to be recorded, in the Register the principal of, and interest on, the Term Loan, and each repayment or prepayment in respect of the principal amount of the Term Loan and any such recordation shall be conclusive and binding on Borrower and Lender, absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect any of Borrower’s Obligations in respect of the Term Loan; provided further, that in the event of any inconsistency between the Register and Lender’s records, the recordations in the Register shall govern, absent manifest error.  Borrower hereby designates Lender to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.8.

(b)Term Loan Note.  Borrower shall execute and deliver to Lender or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 12.1, on the Closing Date a Term Loan Note to evidence the Term Loan.

3.	CONDITIONS OF LOAN

3.1Conditions Precedent to Term Loan. Lender’s obligation to advance the Term Loan on the Closing Date is subject to the condition precedent that Lender shall have received such documents, in form and substance satisfactory to Lender or such other matters shall have been completed (or otherwise expressly waived in writing in Lender’s sole discretion), as follows:

(a)copies of the Loan Documents originally executed and delivered by each applicable Credit Party, and each schedule to such Loan Documents (such schedules to be in form and substance reasonably satisfactory to Lender), including this Agreement, the Security Agreement and each Control Agreement required by the Lender (which such Control Agreement shall be executed by the applicable bank or financial institution);

(b)true, correct and complete copies of the Operating Documents of each of the Credit Parties;

(c)the Perfection Certificates for Borrower and its Subsidiaries;

(d)the organizational structure and capital structure of Borrower and each of its Subsidiaries shall be as set forth on Schedule 3.1(d);

(e)a good standing certificate for each Credit Party, certified (where applicable) by the Secretary of State of the State of incorporation of such Credit Party (or other applicable Governmental Authority) as of a date no earlier than thirty (30) days prior to the Closing Date;

(f)a director’s or Secretary’s Certificate with completed Borrowing Resolutions for each Credit Party;

(g)certified copies, dated as of a recent date, of lien searches, as Lender shall request, accompanied by written evidence (including any Code termination statements) that the Liens indicated in any such financing statements or other documents either constitute Permitted Liens or have been or, in connection with the Term Loan, will be terminated or released;

(h)each Credit Party shall have obtained all Governmental Approvals and all consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect.  All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material and adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired;

(i)opinions of counsel (which counsel shall be reasonably satisfactory to Lender) to the Credit Parties, in each case, in form and substance reasonably satisfactory to Lender;

(j)a summary in reasonable detail of all insurance policies required by Section 6.5 hereof carried or maintained as of the Closing Date and evidence that such insurance policies are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of Lender as applicable, subject to the Intercreditor Agreement;

(k)all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”);

(l)evidence satisfactory to Lender in the form of a certificate, dated the Closing Date and signed by a Responsible Officer of Borrower, confirming that (i) on or before the Closing Date, Borrower has designated this Agreement and the Security Agreement, collectively, to be included in the definition of “Credit Agreement” under, and for all purposes of, the Indenture, and (ii) any and all requirements of Section 4.11(b) of the Indenture in connection with Lender’s Lien on Collateral securing the Obligations created under the Security Agreement and the other Loan Documents, have been satisfied in full as of the Closing Date;

(m)evidence satisfactory to Lender in the form of a certificate of the Chief Financial Officer of Borrower that, as of the Closing Date, after giving effect to the incurrence of Indebtedness under the Term Loan Note, Borrower is Solvent and the Credit Parties, on a consolidated basis, are Solvent;

(n)payment of the Lender Expenses and other fees then due as specified in Section 2.4 hereof;

(o)evidence that there shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Change except as set forth on Schedule 5.6(b);

(p)a certificate, dated the Closing Date and signed by a Responsible Officer of Borrower, confirming satisfaction of the conditions precedent set forth in this Section 3.1 and Sections 3.2(b), (c), (d) and (e); and

(q)copy of the Intercreditor Agreement originally executed and delivered by each applicable Credit Party and the Trustee and/or Collateral Agent.

3.2Additional Conditions Precedent to Term Loan.  The obligation of Lender to make the Term Loan on the Closing Date is subject to the satisfaction of each of the following additional conditions precedent:

(a)except as otherwise provided in Section 3.4, timely receipt of an executed Payment/Advance Forms in the form of Exhibit A hereto;

(b)each of the representations and warranties of the Credit Parties in this Agreement and the other Loan Documents which are not qualified as to materiality or Material Adverse Change shall be true, accurate, and complete in all material respects, and each of representations and warranties of the Credit Parties in this Agreement and the other Loan Documents which are qualified as to materiality or Material Adverse Change shall be true, accurate and complete in all respects, in each case, on the Closing Date, if and as applicable, as if made on such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date;

(c)as of the Closing Date, there shall not have occurred and be continuing any “Default” or “Event of Default” (as such terms are defined in the Indenture) under the Indenture or any of the notes issued pursuant thereto or any of the guarantees thereof, or the Collateral Agreement or any of the other collateral documents relating thereto;

(d)(i) there shall not have occurred any Material Adverse Change and (ii) there shall not have occurred and be continuing any Default or Event of Default; and

(e)there shall not have occurred any Change in Law that prohibits, restricts or limits the ability of Lender to perform its obligations under any Loan Document to which it is a party.

3.3Covenant to Deliver.  The Credit Parties agree to deliver to Lender each item required to be delivered to Lender under this Agreement (unless otherwise waived in Lender’s sole discretion) as a condition precedent to any Credit Extension.  The Credit Parties expressly agree that a Credit Extension made prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of the Credit Parties’ obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Lender’s sole discretion.  The request and acceptance by Borrower of the proceeds of the Term Loan shall be deemed to constitute, as of the Closing Date, a representation and warranty by Borrower that the conditions in Section 3.1 and Section 3.2 have been satisfied (unless otherwise waived in Lender’s sole discretion).

3.4Procedures for Borrowing.  Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loan set forth in this Agreement, to obtain the Term Loan, Borrower shall deliver to Lender by electronic mail or facsimile by no later than 5:00 pm on February 23, 2017 a completed Payment/Advance Form for the requested Term Loan executed by a Responsible Officer of Borrower, or his or her designee (which notice shall be irrevocable on and after the date on which such notice is given and Borrower shall be bound to make a borrowing in accordance therewith), in which case Lender shall make the Term Loan available to Borrower not later than 2:00 p.m. on the Closing Date, which such date shall occur not more than twenty (20) days after the date of delivery of such Payment/Advance Form (or, if the 20th day is not a Business Day, on the next Business Day thereafter), by wire transfer of same day funds in Dollars, to such account(s) as may be designated in writing to Lender by Borrower.  Failure of Borrower to deliver such notice regarding the making of the Term Loan on or before 5:00 pm on February 23, 2017 shall be deemed to constitute Borrower’s election not to request the proceeds of the Term Loan, and this Agreement shall terminate without any further obligation of Borrower hereunder other than accrued legal fees and expenses payable.  Without limiting the foregoing, Borrower may terminate this Agreement, and any obligation of Lender to make the Term Loan hereunder, by written notice delivered at any time prior to the delivery of a completed Payment/Advance Form requesting a Term Loan, without any further obligation of Borrower hereunder other than for accrued and unpaid Lender Expenses pursuant to Section 2.4, which shall survive such termination.

4.	CREATION OF SECURITY INTEREST

4.1Grant of Security Interest.  Without limiting any other security interest granted to the Secured Parties, pursuant to any Collateral Document, each of the Credit Parties hereby grants Lender to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

4.2Priority of Security Interest.

(a)Each Credit Party represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted by the terms of this Agreement to have superior priority to the Lien in favor of Lender, if any).

(b)If this Agreement is terminated, Lender’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash.  Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Lender’s obligations to make Credit Extensions has terminated, Lender shall, at the Credit Parties’ sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to the appropriate Credit Parties.  At the request of any Credit Party following any such termination of Lender’s obligations to make Credit Extensions, Lender shall deliver to such Credit Party any Collateral of such Credit Party held by Lender hereunder and execute and deliver to such Credit Party such documents as such Credit Party shall reasonably request to evidence such termination.  Borrower hereby agrees to pay all reasonable costs and expenses incurred by Lender in connection with any such delivery of Collateral or the preparation, execution and delivery of any such documentation.

4.3Authorization to File Financing Statements.  The Credit Parties hereby authorize Lender to file financing statements, with notice to the Credit Parties, with all jurisdictions which Lender determines appropriate to perfect or protect its interest or rights hereunder, including a notice that any disposition of the Collateral, by either the Credit Parties or any other Person, shall be deemed to violate the rights of Lender under the Code, except dispositions permitted hereunder.

5.	REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and to make the Credit Extensions to be made on the Closing Date, each Credit Party, jointly and severally, represents and warrants to Lender that the following statements are true and correct as of the Effective Date and as of the Closing Date (both with and without giving effect to the Term Loan), except in the case of the representations and warranties set forth in Section 5.24(c), which shall be true and correct only as of the Effective Date:

5.1Due Organization, Authorization; Power and Authority.  Each of the Borrower and its Subsidiaries has been duly organized, is legally existing and is in good standing (or equivalent status) under the laws of its jurisdiction of organization as identified in Schedule 5.1.  Each of Borrower and its Subsidiaries is duly qualified as a foreign corporation (or other equivalent entity) in all jurisdictions in which the nature of its business or location of its properties require such qualifications except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Change.  Each of Borrower and its Subsidiaries has the requisite corporate (or other equivalent organizational) power and authority to own, lease or operate the properties and assets it purports to own, lease or operate, to carry on its business as presently conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party except where the failure to have such power and authority to own, lease or operate such properties and assets and carry on such business would not reasonably be expected to have a Material Adverse Change;

5.2Equity Interests and Ownership.  Schedule 5.2 sets forth a complete and accurate list of Borrower and each Subsidiary of Borrower showing, as of the Effective Date (as to each), the jurisdiction of its organization, the address of its principal place of business and its U.S. taxpayer identification number.  All of the outstanding Equity Interests in Borrower and its

Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and, in the case of any Subsidiary of Borrower, the Equity Interests of such Subsidiary that are owned by Borrower are owned by Borrower free and clear of all Liens except Permitted Liens and those Liens created under the Security Agreement and the other Loan Documents. The organizational structure and capital structure of Borrower and each of its Subsidiaries is as set forth on Schedule 3.1(d);

5.3No Conflict; Government Consents.

(a)The execution and delivery by each of Borrower and its Subsidiaries of each Loan Document to which it is a party, the performance of obligations by each of Borrower and its Subsidiaries under each Loan Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not, (i) contravene the terms of Borrower’s or such Subsidiaries’ Operating Documents, (ii) violate any Requirement of Law, determination or award applicable to Borrower or any of such Subsidiaries or their respective properties or assets, (iii) conflict with or result in the breach of, or constitute a default, result in the acceleration of any obligation or require any payment to be made under, any indenture (including the Indenture), mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries is bound or to which any of the property or assets of Borrower or any of its Subsidiaries is subject or (iv) except as contemplated by the Loan Documents, result in or require the creation or imposition of any Lien (other than any Permitted Lien) upon or with respect to any of the properties or assets of Borrower or any of its Subsidiaries, other than as set forth in Schedule 5.3(a) and, in the case of clause (ii), clause (iii) and clause (iv), where such violation, conflict, breach, default, acceleration, payment, creation or imposition would not reasonably be expected to have a Material Adverse Change;

(b)No exemption from, notice to, registration, filing or declaration with, or Governmental Approval or other action of any Governmental Authority, and no notice to or consent, approval, authorization or other action of any other Person, is necessary or required in connection with (i) the execution or delivery by Borrower or any of its Subsidiaries of any Loan Document to which it is a party or the performance of obligations by Borrower or any of its Subsidiaries under any Loan Document to which it is a party, (ii) the transactions contemplated by the Loan Documents, (iii) the grant by the Credit Parties of the Liens granted or purported to be granted by it pursuant to the Security Agreement and the other Loan Documents or (iv) the perfection of the Liens created under the Security Agreement and the other Loan Documents, other than (A) such exemptions, notices, registrations, filings, declarations, consents, approvals, authorizations and other actions as shall have been taken, given, made or obtained and are in full force and effect as of the Effective Date, in each case, as set forth in Schedule 5.3(b), (B) such filings required to be made after the date hereof under applicable federal, state and foreign securities Requirements of Laws, if any, (C) the filing of financing statements under the Code and any other recordings (including in any applicable foreign jurisdiction) required to perfect a security interest in the Collateral and (D) such exemptions, notices, registrations, filings, declarations, consents, approvals, authorizations and other actions, the failure of which to take, give, make or obtain would not reasonably be expected to have a Material Adverse Change;

5.4Binding Obligation.  Each Loan Document to which Borrower or any of its Subsidiaries is a party has been duly authorized, executed and delivered by Borrower or such Subsidiary and constitutes the valid, legally binding and, assuming due authorization, execution and delivery by all other parties thereto (subject to general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights), enforceable obligation of Borrower or such Subsidiary, as the case may be;

5.5Collateral.  In connection with this Agreement, each Credit Party has delivered to Lender a completed certificate signed by such Credit Party and its Subsidiaries (each, a “Perfection Certificate”, and collectively, the “Perfection Certificates”).  Each Credit Party represents and warrants to Lender that:

(a)(i) its exact legal name is that indicated on its Perfection Certificate and on the signature page thereof; (ii) it is an organization of the type and is organized in the jurisdiction set forth in its Perfection Certificate; (iii) its Perfection Certificate accurately sets forth its organizational identification number or accurately states that it has none; (iv) its Perfection Certificate accurately sets forth its place of business, or, if more than one, its chief executive office as well as its mailing address (if different than its chief executive office); (v) except as set forth in the Perfection Certificates, it (and each of its predecessors) has not in the past five (5) years changed its jurisdiction of formation, organizational structure or type or any organizational number assigned to it by its jurisdiction; and (vi) all other information set forth on its Perfection Certificate pertaining to it and each of its Subsidiaries is accurate and complete (it being understood and agreed that each Credit Party may from time to time update certain information in its Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).  If any Credit Party is not now a Registered Organization but later becomes one, it shall promptly notify Lender of such occurrence and provide Lender with such Credit Party’s organizational identification number.  Lender hereby agrees that the Perfection Certificates shall be deemed to be updated to reflect information provided in any notice delivered by any Credit Party to Lender pursuant to the last full paragraph of Section 7.2 below; provided, that any update to the Perfection Certificates by any Credit Party pursuant to the last full paragraph of Section 7.2 below shall not relieve any Credit Party of any other Obligation under this Agreement;

(b)(i) it has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder or under any Collateral Document, free and clear of any and all Liens except Permitted Liens and (ii) the Collateral does not include any deposit accounts, securities accounts, commodity accounts or other investment accounts in excess of $500,000 in the aggregate (measured by reference to the closing balance of such accounts as of each Business Day) other than the deposit accounts, securities accounts, commodity accounts or other investment accounts described in the Perfection Certificates delivered to Lender in connection herewith, or of which such Credit Party has given Lender written notice and taken such actions as are necessary (other than with respect to Excluded Accounts) to give Lender a perfected security interest therein (and upon delivery of such notice and taking such action, the Perfection Certificates will be deemed to be updated with the information contained in such notice), and (iii) Collateral consisting of Inventory is not in the possession of any third Person bailee, warehouseman or other agent or processor (including any contract manufacturing organization) with a Fair Market Value in excess of $2,500,000 in the aggregate (calculated based on the applicable Credit Party’s estimate of the Fair Market Value of such Collateral to be possessed by such bailee, warehouseman, agent or processor (including any contract manufacturing organization) over the course of any calendar year on a weighted average basis) except as otherwise provided in the Perfection Certificates or as permitted pursuant to Section 7.2. None of the Collateral shall be held at locations other than (x) as disclosed in the Perfection Certificates, (y) as permitted pursuant to Section 7.2, or (z) as otherwise held by field staff or employees of the Credit Parties or its patients in the ordinary course of business;

(c)With respect to Product, all Inventory of Borrower and its Subsidiaries, whether held by any of them for sale or lease, to be furnished under contract of service, or otherwise, is in all respects of good and marketable quality, free from defects, and is maintained in accordance with all applicable FDA Good Manufacturing Practices (or any foreign equivalent) using commercially reasonable efforts standard in the industry, in each case, other than such deficiencies, defects, damage, insufficiencies, neglect or shortcomings that would not reasonably be expected to have a Material Adverse Change;

(d)Each Product performs in accordance with its documented specifications and as each Credit Party or its Subsidiaries has warranted to its customers, except for such nonperformance that would not reasonably be expected to have a Material Adverse Change;

5.6No Violation or Default; No Adverse Proceedings, etc.

(a)Neither Borrower nor any of its Subsidiaries is (i) in violation of its Operating Documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture (including the Indenture), mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries is bound or to which any of the property or assets of Borrower or any of its Subsidiaries is subject, or (iii) in violation of any Requirements of Law, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Change.  On the Closing Date, there exists no Event of Default or any event that, had the Term Loan Note already been issued, would constitute a Default or an Event of Default under this Agreement;

(b)Except as described on Schedule 5.6(b), there are no Adverse Proceedings pending to which Borrower or any of its Subsidiaries is a party or to which any property of Borrower or any of its Subsidiaries is subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Change.  To the Knowledge of Borrower, no such Adverse Proceedings are threatened or contemplated by any Governmental Authority or threatened by other Persons.  There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Exchange Act to be described in the Exchange Act Documents that are not so described in the Exchange Act Documents and there are no statutes, regulations or contracts or other documents that are required under the Exchange Act to be filed as exhibits to the Exchange Act Documents or described in the Exchange Act Documents that are not so filed as exhibits to the Exchange Act Documents or described in the Exchange Act Documents;

5.7Financial Statements; Financial Condition; No Material Adverse Change.

(a)The financial statements (including the related notes thereto) of Borrower and its Subsidiaries included in the Exchange Act Documents comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of Borrower and its Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified.  Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and any supporting schedules included in the Exchange Act Documents present fairly the information required to be stated therein. The other financial information included in the Exchange Act Documents has been derived from the accounting records of Borrower and its Subsidiaries and presents fairly the information shown thereby;

(b)Since December 31, 2015, (i) there has not been any material change in the capital stock (other than the issuance of shares of common stock of Borrower upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Exchange Act Documents), short-term debt or long-term debt of Borrower or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by Borrower on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to, individually or in the aggregate, result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of Borrower and its Subsidiaries, taken as a whole, (ii) neither Borrower nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that, individually or in the aggregate, is material to Borrower and its Subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that, individually or in the aggregate, is material to Borrower and its Subsidiaries, taken as a whole, and (iii) neither Borrower nor any of its Subsidiaries has sustained any loss or interference with its business that, individually or in the aggregate, is material to Borrower and its Subsidiaries, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any arbitrator or Governmental Authority, except as otherwise disclosed in the Exchange Act Documents or otherwise contemplated pursuant to this Agreement;

5.8Solvency.  The fair value of Borrower and the fair value of Borrower and its Subsidiaries on a consolidated basis exceeds the fair value of its or their liabilities (as the case may be); Borrower will not be left with unreasonably small capital after the transactions in this Agreement, and will be able to pay its debts (including trade debts) as they mature.  There has been no proposal made or resolution adopted by any competent corporate body for the dissolution, winding-up or liquidation of any Credit Party, nor do any circumstances exist which may result in the dissolution, winding-up or liquidation of any Credit Party.  None of the Credit Parties has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditor, (iii) suffered the attachment or judicial seizure of all or any portion of its assets, (iv) admitted in writing its inability to pay its debts as they come due, or (v) made an offer of settlement, extension or composition to its creditors generally;

5.9Payment of Taxes.  All U.S. federal income and all other material federal, state, foreign, provincial and other material Tax returns and reports (or extensions thereof) of each Credit Party and its Subsidiaries required to be filed by any of them have been timely filed, and all material Taxes which are due and payable by any Credit Party and its Subsidiaries and all material assessments, fees and other governmental charges upon any Credit Party and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises have been timely paid except where the validity or amount thereof is being contested in good faith by appropriate proceedings; provided, that (i) the applicable Credit Party has set aside on its books adequate reserves therefor in conformity with GAAP and (ii) the failure to pay such Taxes, individually or in the aggregate, has not resulted or could not reasonably be expected to result in a Material Adverse Change.  No Credit Party has knowledge of any proposed Tax deficiency or assessment against it or any of its Subsidiaries which is not being actively contested by it or such Subsidiary in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.  Neither any Credit Party nor any of its Subsidiaries has any obligation under any written Tax sharing agreement;

5.10Environmental Matters.

(a)Borrower and its Subsidiaries (i) are, and at all prior times were, in compliance with any and all Environmental Laws, (ii) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no Knowledge of any event or condition that could reasonably be expected to result in any such notice, (iv) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location and (v) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law.  There are no costs or liabilities associated with Environmental Laws of or relating to Borrower or its Subsidiaries, except in the case of each of clause (i) and clause (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change;

(b)Except as described on Schedule 5.10(b), (i) there are no proceedings that are pending, or, to the Knowledge of Borrower, contemplated, against Borrower or any of its Subsidiaries under any Environmental Laws in which a Governmental Authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (ii) Borrower and its Subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of Borrower and its Subsidiaries, and (iii) none of Borrower and its Subsidiaries anticipates material capital expenditures relating to any Environmental Laws;

(c)There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by Borrower or any of its Subsidiaries (or, to the Knowledge of Borrower and its Subsidiaries, any other entity (including any predecessor) for whose acts or omissions Borrower or any of its Subsidiaries is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by Borrower or any of its Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change;

5.11Material Contracts.  After giving effect to the consummation of the transactions contemplated by this Agreement, all Material Contracts are in full force and effect and constitute the valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other Requirements of Laws of general application relating to creditors’ rights) enforceable obligation of Borrower or its Subsidiaries party thereto and, to the Knowledge of Borrower, all other parties thereto, except in each case as would not reasonably be expected to have a Material Adverse Change.  To the Knowledge of Borrower, there are no oral waivers or modifications (or pending requests therefor) in respect of such Material Contracts, except as would not reasonably be expected to have a Material Adverse Change. Neither Borrower nor any of its Subsidiaries is in breach or default under or with respect to any Material Contract binding on it except where such breaches or defaults would not reasonably be expected to have a Material Adverse Change.  To the Knowledge of Borrower, no other Person party to any such Material Contract is in default thereunder except where such default would not reasonably be expected to have a Material Adverse Change.  To the Knowledge of Borrower, no party to any such Material Contract has given any notice of termination or breach of any such Material Contract;

5.12Regulatory Compliance.

(a)No Credit Party is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended;

(b)Each Credit Party has complied in all material respects with the Federal Fair Labor Standards Act, except where noncompliance would not reasonably be expected to have a Material Adverse Change;

(c)(i) Each Plan has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the IRC, except for noncompliance that would not reasonably be expected to result in material liability to Borrower or its Subsidiaries, (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the IRC, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption that would reasonably be expected to result in a material liability to Borrower or its Subsidiaries, (iii) for each Plan that is subject to the funding rules of Section 412 of the IRC or Section 302 of ERISA, the minimum funding standard of Section 412 of the IRC or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period), (iv) the fair market value of the assets of each Plan that is required to be funded equals or exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would reasonably be expected to result, in a material liability to Borrower or its Subsidiaries, (vi) neither Borrower nor any member of the Controlled Group (as defined in the definition of “Plan” in Section 13.1) has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA) and (vii) there is no pending audit or investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Authority with respect to any Plan that would reasonably be expected to result in a material liability to Borrower or its Subsidiaries;

(d)Borrower has not failed to file with the Regulatory Agency any required filing, declaration, listing, registration, report or submission with respect to Borrower’s Product candidates that are described or referred to in the Exchange Act Documents.  All such filings, declarations, listings, registrations, reports or submissions were in material compliance with Requirements of Laws when filed.  No deficiencies regarding compliance with Requirements of Law have been asserted by any applicable Regulatory Agency with respect to any such filings, declarations, listings, registrations, reports or submissions;

5.13Use of Proceeds; Margin Regulations.  No part of the proceeds of the Credit Extensions will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221), or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve Borrower in a violation of Regulation X of said Board (12 C.F.R. 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 C.F.R. 220).  Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221).  As used in this Section 5.13, the terms “margin stock” and “purpose of purchasing or carrying” shall have the meanings ascribed to them in said Regulation U;

5.14Receivable Financings.  Except as disclosed in the Exchange Act Documents, neither Borrower nor any of its Subsidiaries have entered into any Receivables Financing (as such term is defined in the Indenture);

5.15Labor Matters.  No labor disturbance by or dispute with employees of Borrower or any of its Subsidiaries exists or, to the Knowledge of Borrower, is contemplated or threatened, and Borrower is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, except as would be reasonably expected not to have a Material Adverse Change;

5.16Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions for general corporate purposes and not for any other purposes, including personal, family, household or agricultural purposes;

5.17Insurance.  Except as described in the Exchange Act Documents, Borrower and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as Borrower reasonably believes are adequate to protect Borrower and its Subsidiaries and their respective businesses.  Neither Borrower nor any of its Subsidiaries has (a) received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (b) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

5.18FCPA; Patriot Act; OFAC.

(a)None of Borrower, its Subsidiaries and, to the Knowledge of Borrower, any director, officer, agent, employee or other person associated with or acting on behalf of Borrower or any of its Subsidiaries has (i) used any corporate funds of Borrower or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of Borrower or any of its Subsidiaries, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(b)The operations of Borrower and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Borrower or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of Borrower, threatened;

(c)None of Borrower, its Subsidiaries and, to the Knowledge of Borrower, any director, officer, agent, employee or Affiliate of Borrower or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or imposed by the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq.  Borrower will not, directly or indirectly, use the proceeds of the Credit Extensions, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC;

5.19Accounts Receivable.  Except as described on Schedule 5.19 or as disclosed in any Compliance Certificate, the accounts receivable for Products owing to Borrower or any of its Subsidiaries reflected in the financial statements of Borrower and its Subsidiaries included in the Exchange Act Documents and such accounts receivable arising after the date thereof and reported by Borrower under Section 6.2(a)(i) or (ii), (a) have arisen from bona fide transactions entered into by Borrower or its Subsidiaries involving the sale of Products in the ordinary course of business consistent with past practice, (b) constitute only valid, undisputed claims of Borrower or its Subsidiaries not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice, (c) have been calculated and recorded on the accounting records of Borrower and its Subsidiaries in good faith based upon reasonable assumptions and in all respects in accordance with GAAP, consistently applied, subject to normal year-end audit adjustments and the absence of disclosures normally made in footnotes, and (d) have a likelihood of collection within one hundred and twenty (120) days after billing based upon good faith estimates and reasonable assumptions;

5.20Clinical Trials.  The clinical and pre-clinical trials conducted by or, to the Knowledge of Borrower, on behalf of or sponsored by Borrower or its Subsidiaries, or in which Borrower or its Subsidiaries have participated, that are described in the Exchange Act Documents, or the results of which are referred to in the Exchange Act Documents, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by Borrower and all Requirements of Laws of the FDA and comparable regulatory agencies outside of the United States to which they are subject (each, a “Regulatory Agency”) and current Good Clinical Practices and Good Laboratory Practices.  The descriptions in the Exchange Act Documents of the results of such studies and tests, when they were filed with the SEC, were accurate and complete descriptions in all material respects and fairly presented the data derived therefrom.  Borrower has no Knowledge of any other trials not described in the Exchange Act Documents, the results of which are inconsistent with or call into question the results described or referred to in the Exchange Act Documents.  Borrower and its Subsidiaries have operated at all times and are currently in compliance in all material respects with all Requirements of Laws of the Regulatory Agencies.  Neither Borrower nor any of its Subsidiaries have received any written notices, correspondence or other communications from the Regulatory Agencies or any other Governmental Authority requiring or threatening the termination, material modification or suspension of any clinical or pre-clinical trials that are described in the Exchange Act Documents or the results of which are referred to in the Exchange Act Documents, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, and, to Borrower’s Knowledge, there are no reasonable grounds for the same;

5.21Regulatory Approvals.  Borrower and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Governmental Authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Exchange Act Documents, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Change.  Except as described in the Exchange Act Documents, neither Borrower nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.  Except as described in the Exchange Act Documents, Borrower and its Subsidiaries (a) are, and at all times have been, in compliance with all Requirements of Laws applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any Product manufactured or distributed by Borrower or its Subsidiaries, except where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, and (b) have not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any arbitrator or Governmental Authority alleging or asserting non-compliance with (i) any such Requirements of Laws or (ii) any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Requirements of Laws;

5.22Properties.  Each of Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in or rights to use, all of its tangible properties and assets material to its business as presently conducted, free and clear of all Liens other than Permitted Liens.  Neither Borrower nor any of its Subsidiaries owns any real property.  Schedule 5.22(a) sets forth a complete and accurate list of all leases of real property to which Borrower or any of its Subsidiaries is party (whether as lessor, lessee or otherwise), showing as of the date hereof the street address, county and state (or other relevant jurisdiction), lessor, lessee and expiration date.  To the Knowledge of Borrower, any real property held by Borrower or any of its Subsidiaries under lease constitutes the valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other Requirements of Laws of general application relating to creditors’ rights) enforceable obligation of all parties thereto except as would not reasonably be expected to have a Material Adverse Change.  Except as set forth on Schedule 5.22(b), no warehouse owned or operating by a third Person is used to store any Collateral, including any Product at any point in the supply chain;

5.23Intellectual Property.

(a)To the Knowledge of Borrower, Borrower owns, or possesses the right or license to use, all of the Intellectual Property that is reasonably necessary for the operation of its business as presently conducted, without conflicting with the valid and enforceable rights of any other Person, except for the failure to own or license that would not reasonably be expected to result in a Material Adverse Change.  To the Knowledge of Borrower, no slogan or other advertising device, product, process, method, substance, part or other material presently employed by Borrower infringes upon any valid and enforceable rights held by any other Person except where such infringement would not reasonably be expected to have a Material Adverse Change.  No claim or litigation regarding any of the foregoing is pending against Borrower or, to the Knowledge of Borrower, threatened in writing that would reasonably be expected to have a Material Adverse Change;

(b)To the Knowledge of Borrower, there is no third party infringing any Intellectual Property or proprietary right in relation to the Relevant Intellectual Property except where such infringement would not reasonably be expected to have a Material Adverse Change.  To the Knowledge of Borrower, at least one claim of each of such Patents that are reasonably necessary for the operation of the business of Borrower as presently conducted (“Relevant Patents”) that has issued is valid and enforceable.  To the Knowledge of Borrower, there are no litigation, interference or opposition proceedings pending or threatened in writing relating to the Relevant Patents that would reasonably be expected to result in a Material Adverse Change.  All patent applications owned by Borrower that are reasonably necessary for the operation of the business by Borrower as currently conducted are being diligently prosecuted by Borrower, and Borrower duly maintains those Relevant Patents that have issued and are owned by it.  Borrower has not been notified in writing of any actions by any Governmental Authority challenging the validity or enforceability of any of the issued Relevant Patents that would reasonably be expected to have a Material Adverse Change;

(c)Borrower is the owner or holder of each new drug application or abbreviated new drug application set forth in Schedule 5.23(c).  Borrower has not granted or assigned to any other Person, directly or indirectly, any rights under any such new drug application or abbreviated new drug application; provided, however, that Borrower may have assigned or granted to a Person the right to manufacture Product under such new drug application or abbreviated new drug application and/or the right to a share of profit from Borrower’s sales of Product under such new drug application or abbreviated new drug application.  Schedule 5.23(c) sets forth the Product that pertains to each such new drug application and abbreviated new drug application;

5.24Additional Representations and Warranties.

(a)Schedule 5.24(a) sets forth a complete list of the following types of Indebtedness of Borrower and its Subsidiaries outstanding as of the Closing Date: (i) Indebtedness in respect of borrowed money; (ii) any other obligation of Borrower or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness for borrowed money of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and (iii) to the extent not otherwise included, Indebtedness for borrowed money of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness for borrowed money is assumed by such Person);

(b)The documents filed by Borrower with the SEC pursuant to the Exchange Act since January 1, 2016 (the “Exchange Act Documents”), when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(c)Except as disclosed in the Exchange Act Documents, to the Knowledge of Borrower, as of the Effective Date, neither Borrower nor any of its Subsidiaries has received any notice or correspondence from Shire plc or any of its Affiliates, regarding any denial, rejection or objection to the application for marketing authorization for ONIVYDE® (irinotecan liposome injection) in combination with fluorouracil (5-FU) and leucovorin for the treatment of patients with metastatic pancreatic adenocarcinoma who have progressed after gemcitabine-based therapy.

6.	AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than inchoate indemnity obligations), each Credit Party shall, and shall cause each of its Subsidiaries to:

6.1Existence.  Each Credit Party will do or cause to be done all things necessary to preserve and keep in full force and effect its respective existence, rights (charter and statutory), license and franchises; provided, however, that Borrower shall not be required to preserve any such existence, rights, license or franchises with respect to any Guarantor if the loss thereof would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Credit Parties taken as a whole;

6.2Financial Statements, Reports, Certificates.  Deliver to Lender.

(a)Financial Statements; Compliance Certificate.

(i)Annual Financial Statements.  As soon as available, but in any event within one hundred and twenty (120) days (or such earlier date on which Borrower is required to file a Form 10-K under the Exchange Act, if applicable) after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2015, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP, with such consolidated financial statements to be audited and accompanied by (i) a report and opinion of Borrower’s independent certified public accounting firm of recognized national standing (which report and opinion shall be prepared in accordance with GAAP), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the dates and for the periods specified in accordance with GAAP, and (ii) (if and only if Borrower is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm) an attestation report of such independent certified public accounting firm as to Borrower’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC).  Such consolidated financial statements shall be certified by a Responsible Officer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied;

(ii)Quarterly Financial Statements.  As soon as available, but in any event within sixty (60) days (or such earlier date on which Borrower is required to file a Form 10-Q under the Exchange Act, if applicable) after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, beginning with the fiscal quarter ending March 31, 2017, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income and cash flows and for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of Borrower’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of disclosures normally made in footnotes; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC).  Such consolidated financial statements shall be certified by a Responsible Officer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 6.2(a)(i), subject to normal year-end audit adjustments and the absence of footnotes.  Notwithstanding the foregoing, if Borrower or any of its Subsidiaries have made an acquisition, the financial statements with respect to an acquired entity need not be included in the consolidated quarterly financial statements required to be delivered pursuant to this Section 6.2(a)(ii) until the first date upon which such quarterly financial statements are required to be so delivered that is at least 90 days after the date such acquisition is consummated;

(iii)Quarterly Compliance Certificate.  As soon as available, but in no event later than sixty (60) days after the last day of each calendar quarter, commencing with the calendar quarter ending December 31, 2016, a duly completed Compliance Certificate signed by a Responsible Officer certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; and

(iv)Information During Event of Default.  As promptly as practicable (and in any event within five (5) Business Days of the request therefor), such additional information regarding the business or financial affairs of Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement, as Lender may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirements of confidentiality, including requirements imposed by law or contract; provided that Borrower shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege);

All statements and certificates of Borrower and each of its Subsidiaries required to be delivered to Lender pursuant to this Section 6.2(a) will be prepared in conformity with GAAP (other than any pro forma statements and projections provided to Lender which include adjustments from GAAP, such adjusted pro forma statements and projections being in the same format as provided to the audit committee of the Board of Directors) and will fairly present in all material respects the consolidated financial condition of Borrower and its Subsidiaries and their consolidated results of operations.

(b)Change of Control Notice; Asset Sale Notice; Refinancing Notice; Unsecured Indebtedness Notice; Securities Purchase Notice.  (i) A Change of Control Notice as promptly as practicable (and in any event within thirty (30) days) after the consummation of a Change of Control.  (ii) An Asset Sale Notice as promptly as practicable (and in any event within two (2) Business Days) after the occurrence of any Asset Sale.  (iii) A Refinancing Notice as promptly as practicable (and in any event within two (2) Business Days) after the incurrence of Indebtedness that serves to refinance all or any part of the Indebtedness represented by the Securities.  (iv) An Unsecured Indebtedness Notice as promptly as practicable (and in any event within two (2) Business Days) after the incurrence of unsecured Indebtedness in an aggregate amount exceeding Twenty Million Dollars ($20,000,000.00).  (v) A Securities Purchase Notice as promptly as practicable (and in any event within two (2) Business Days) after the occurrence of any purchase of Securities, the aggregate principal amount of which exceeds ten percent (10%) of the aggregate principal amount of all Securities then-outstanding.

(c)Notice of Defaults, Events of Default and Material Adverse Change.  Notice as promptly as practicable (and in any event within two (2) Business Days) after a Responsible Officer of Borrower shall have obtained Knowledge thereof, of any Default or Event of Default or Material Adverse Change; and

(d)Notice of Liens.  Notice as promptly as practicable (and in any event within two (2) Business Days) after a Responsible Officer of Borrower shall have obtained Knowledge thereof, of any Lien (other than a Permitted Lien) on any of the Collateral that would adversely affect the ability of Lender to exercise any of its rights or remedies hereunder or under the Security Agreement;

(e)Warehouse Receipts.  Upon the occurrence and during the continuation of an Event of Default hereunder, deliver to Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued;

6.3Inventory; Manufacturing; Returns; Maintenance of Properties.  (a)  Use commercially reasonable efforts to keep all Inventory in good and marketable condition, free from material defects and otherwise use commercially reasonable efforts standard in the industry to keep all Inventory in material compliance with all applicable FDA Good Manufacturing Practices (or any foreign equivalent).  (b)  When any Event of Default exists hereunder, and subject to Requirements of Law, transfer Collateral constituting Inventory to warehouses or other locations designated by Lender;

6.4Taxes; Pensions.  Timely file, and require each of its Subsidiaries to timely file, all required material Tax returns and reports or extensions therefor and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, material state and material local Taxes, assessments, deposits and contributions imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax or claim need be paid if such non-payment is expressly permitted under the Indenture.  No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Borrower or any of its Subsidiaries);

6.5Insurance.  Maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third Person property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case, in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons acting prudently and, in all cases, as and if required under the Indenture.  All property policies of the Credit Parties covering any Collateral shall have a loss payable endorsement showing Lender as loss payee as its interest may appear thereunder and waive subrogation against Lender and shall provide that the insurer must give Lender at least twenty (20) days’ prior written notice before canceling, amending, or declining to renew its policy.  All liability policies of the Credit Parties covering any Collateral shall show, or have endorsements showing, Lender as an additional insured as its interest may appear thereunder, and all such policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall give Lender at least twenty (20) days’ prior written notice before canceling, amending, or declining to renew its policy.  At the request of Lender, each Credit Party shall deliver copies of such policies and evidence of all premium payments thereunder.  If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Lender, Lender may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Lender deems prudent;

6.6Operating Accounts.  In the case of any Credit Party, not establish any new Collateral Account (other than an Excluded Account), which account results in the deposit accounts, securities accounts, commodity accounts and other investment accounts included in the Collateral to exceed $500,000 in the aggregate, at or with any bank or financial institution unless contemporaneously with such establishment, such account is subject to a Control Agreement that is reasonably acceptable to Lender.  For each Collateral Account that each Credit Party at any time maintains, such Credit Party shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument reasonably satisfactory to Lender with respect to such Collateral Account, which Control Agreement may not be terminated without the prior written consent of Lender.  The provisions of this Section 6.6 shall not apply to (a) any payroll accounts, payroll withholding tax accounts, pension and pension reserve accounts and employee benefit accounts to the extent funded or maintained in accordance with prudent business practice or as required by law or (b) any other Collateral Account expressly included among Excluded Assets (collectively, the “Excluded Accounts”);

6.7Litigation Cooperation.  From the date hereof and continuing through the termination of this Agreement, make available to Lender, without expense to Lender, each Credit Party and its officers, employees and agents and such Credit Party’s books and records, to the extent that Lender may deem them reasonably necessary to prosecute or defend any third-Person suit or proceeding instituted by or against Lender with respect to any Collateral or relating to such Credit Party;

6.8Access to Collateral; Books and Records.  Allow Lender, or its agents, at reasonable times during business hours, on three (3) Business Days’ prior notice (provided, that no such notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy any Credit Party’s Books regarding Collateral.  The foregoing inspections and audits shall be at the relevant Credit Party’s expense.  Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing;

6.9Further Assurances.  At any time or from time to time upon the request of Lender, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as may be reasonably necessary or proper in order to effect fully the purposes of the Loan Documents, including taking such steps as are reasonably deemed necessary or desirable by Lender to maintain, protect and enforce Lender’s Lien on Collateral securing the Obligations created under the Security Agreement and the other Loan Documents;

6.10Post-Closing Deliverables.  Without limiting the generality of Sections 6.9 and 6.11, each Credit Party will use its commercially reasonable efforts to deliver to Lender (unless, on a case-by-case basis, Lender has waived in writing compliance with this Section 6.10) a landlord’s consent or bailee waiver or subordination, as applicable, in favor of Lender for the Credit Parties’ leased locations or any other location (including any warehouse or distribution center), at which the Credit Parties store or to which the Credit Parties deliver any portion of Collateral consisting of Inventory with a Fair Market Value in excess of $2,500,000 in the aggregate (calculated based on the applicable Credit Party’s estimate of the Fair Market Value of such Collateral to be possessed by any landlord, bailee, warehouseman, agent or processor (including any contract manufacturing organization) over the course of any calendar year on a weighted average basis), by the respective landlord, bailee, warehouseman, agent or processor (including any contract manufacturing organization) thereof (which consent, waiver or subordination shall include an agreement by such landlord, bailee, warehouseman, agent or processor (including any contract manufacturing organization), as the case may be, to permit reasonable access to such premises by Lender or its agents upon an Event of Default for purposes of removal of any and all such Collateral, and shall otherwise be in form and substance reasonably satisfactory to Lender), together with the duly executed original signatures thereto;

6.11Additional Collateral; Guarantors.  Without limiting the generality of Sections 6.9 and 6.10, and except as otherwise approved in writing by Lender, each Credit Party shall cause each of their Subject Subsidiaries, including any Subsidiary that becomes a Subject Subsidiary at any time after the Closing Date, to guarantee the Obligations and to cause each such Subject Subsidiary to grant to Lender a security interest in, all of such Subject Subsidiary’s assets and property (other than Excluded Assets) constituting Collateral to secure such guaranty, except, in each case, if and to the extent such guarantee or grant is expressly prohibited under the Indenture; and

6.12Future Financings.  If Borrower proceeds with one or more debt financing transactions at any time during the period commencing on the Closing Date and ending on (and including) the date that is the second (2nd) anniversary thereof (each, a “Future Financing”), then prior to consummating such Future Financing, Borrower shall offer to Lender the opportunity to participate in such Future Financing (whether as a lender of funds to be advanced to Borrower, a purchaser of securities to be issued by Borrower or otherwise) up to an aggregate amount equal to the lesser of (a) twenty-five percent (25.0%) of the total amount to be lent or purchased in such Future Financing and (b) Fifty Million Dollars ($50,000,000.00) and otherwise on the same terms and subject to the same conditions as the other lenders or purchasers in such Future Financing.

7.	NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than inchoate indemnity obligations), such Credit Party shall not, and shall cause each of its Subsidiaries not to, directly or indirectly:

7.1Dispositions.  Cause or make any Asset Sale, except as expressly permitted under Section 4.06 of the Indenture; provided, however, that notwithstanding the foregoing, each Credit Party covenants and agrees that, until payment in full of all Obligations (other than inchoate indemnity obligations), such Credit Party shall not, and shall cause each of its Subsidiaries not to, directly or indirectly convey, sell, lease, transfer, assign, agree to any covenant not to sue, co-existence agreement or otherwise dispose of (including any sale-leaseback), directly or indirectly and whether in one or a series of transactions (collectively, “Transfer”), all or any part of the Collateral, except (a) Transfers of Inventory in the ordinary course of business, (b) Transfers made in connection with Permitted Liens and Permitted Investments and (c) other Transfers made in the ordinary course of business on commercially reasonable arm’s length terms.  For clarification, a Change of Control shall not constitute a “Transfer” for purposes of this Agreement;

7.2Changes in Business or Business Locations.  Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by it and such Subsidiary, as applicable, on the Effective Date and any Similar Business.  No Credit Party shall, and shall not permit any of its Subsidiaries to, without at least thirty (30) days’ prior written notice to Lender: (a)(i) deliver any portion of the Collateral with a Fair Market Value in excess of $2,500,000 in the aggregate (including any Product at any point in the supply chain but excluding any Product delivered or sold to or to be held by any patient or employee in the ordinary course of business, any sales of Inventory in the ordinary course of business, any consignment of Collateral with a Fair Market Value in excess of $2,500,000 in the aggregate, any Collateral located at, or in transit between, the locations set forth on Schedule 5.22(a) and any Collateral in Lender’s possession) to a warehouse, distribution center or other location owned or operated by a third Person, or (ii) remove, in one transfer or a series of transfers, twenty percent (20%) or more of the Collateral held at any leased location to another leased location unless, in connection therewith, Borrower uses its commercially reasonable efforts to deliver to Lender (unless, on a case-by-case basis, Lender has waived in writing compliance with this Section 7.2) a landlord’s consent or bailee waiver or subordination, as applicable, in favor of Lender for such warehouse, distribution center, leased location or other location, by the respective landlord, bailee, warehouseman, agent or processor (including any contract manufacturing organization) thereof (which consent, waiver or subordination shall include an agreement by such landlord, bailee, warehouseman, agent or processor (including any contract manufacturing organization), as the case may be, to permit reasonable access to such premises by Lender or its agents upon an Event of Default for purposes of removal of any and all such Collateral, and shall otherwise be in form and substance reasonably satisfactory to Lender), together with the duly executed original signatures thereto; (b) change its jurisdiction of organization; (c) change its organizational structure or type; (d) change its legal name; or (e) change any organizational number (if any) assigned by its jurisdiction of organization;

7.3Indebtedness.  Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than Permitted Indebtedness;

7.4Encumbrances.  Create, incur, allow, or suffer to exist any Lien on any of its property or assets, including all or any part of the Collateral, except as expressly permitted under Section 4.11 of the Indenture, or assign or convey any right to receive income arising from any Collateral, including the sale of any Accounts, or permit any Collateral not to be subject to the first priority security interest granted herein or otherwise pursuant to the Collateral Documents;

7.5Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof;

7.6Restricted Payments.  Pay or make any Restricted Payment, except as expressly permitted by Section 4.04 of the Indenture;

7.7Other Payment Restrictions.  Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to take any action described in Sections 4.05(a) through (c) of the Indenture, except as expressly permitted by Section 4.05 of the Indenture;

7.8Transactions with Affiliates.  Enter into or permit to exist any Affiliate Transaction, except as expressly permitted under Section 4.07 of the Indenture;

7.9Amendments or Waivers of Organizational Documents.  Agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its Operating Documents in a manner that would adversely affect its ability to perform its obligations under the Loan Documents in any material respect would or adversely affect the rights, remedies and benefits available to, or conferred upon, Lender under any Loan Document;

7.10Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; no Credit Party shall cause or suffer to exist (a) the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party as a result of liabilities with respect to any Plan or (b) any other ERISA Event that, in the case of clauses (a) and (b) above, would, in the aggregate, result in liabilities in excess of which reasonably would be expected to result in a Material Adverse Change; fail to comply with the Federal Fair Labor Standards Act or violate any other Requirement of Law, if the violation could reasonably be expected to have a Material Adverse Change; or permit the occurrence of any other event with respect to any present pension, profit sharing or deferred compensation plan which would reasonably be expected to result in a Material Adverse Change; and

7.11Compliance with Anti-Terrorism Laws.  Lender hereby notifies each Credit Party that pursuant to the requirements of Anti-Terrorism Laws, and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies each Credit Party and its principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow Lender to identify such party in accordance with Anti-Terrorism Laws.  No Credit Party will, nor will any Credit Party permit any Subsidiary to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists, except as otherwise expressly permitted by Requirements of Law.  Each Credit Party shall immediately notify Lender if any Credit Party has knowledge that any Credit Party or any Subsidiary is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  No Credit Party will, nor will any Credit Party permit any Subsidiary to, and will use commercially reasonable efforts to cause any other Affiliate not to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, except as otherwise expressly permitted by Requirements of Law, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, except as otherwise expressly permitted by Requirements of Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

7.12Other Negative Covenant.  Except for Material Contracts in full force and effect as of the Effective Date, such other contracts or other agreements or instruments in full force and effect as of the Effective Date and described on Schedule 7.12 and any distributorship agreements entered into from time to time from and after the Effective Date, no Credit Party shall enter into any contractual obligation or undertaking restricting the right or ability of such Credit Party or Lender to sell, assign, convey or transfer any material amount of Collateral.

8.	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1Payment Default.  Any Credit Party fails to (a) make any payment of any principal of any Term Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise (including, for the avoidance of doubt, pursuant to Section 2.2(c), 2.2(d), 2.2(e), 2.2(f), 2.2(g), 2.2(h) or 9.1(a)), (b) make any payment of interest within five (5) Business Days after such payment shall become due and payable, (c) make any payment of the Makewhole Amount on its due date, or (d) pay any other Obligations within three (3) Business Days after such Obligations are due and payable.  A failure to pay any other Obligations pursuant to the foregoing clause (d) prior to the end of such three (3) Business Day period shall not constitute an Event of Default;

8.2Covenant Default.

(a)The Credit Parties:  (i) fail or neglect to perform any obligation in Sections 6.2, 6.4, 6.5 or 6.6; or (ii) violate any covenant in Section 7; or

(b)The Credit Parties fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified elsewhere in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, have failed to cure the default within sixty (60) days after the occurrence thereof.  The cure period provided under this Section 8.2(b) shall not apply, among other things, to any covenants set forth in clause (a) above;

8.3Attachment; Levy; Restraint on Business.

(a)(i) The service of process seeking to attach, by trustee or similar process, any material amount of funds of any Credit Party or of any entity under the control of any Credit Party (including a Subsidiary) on deposit or otherwise maintained with Lender or any of Lender’s Affiliates, or (ii) a notice of lien or levy is filed against all or any material portion of Collateral by any Governmental Authority, and the same under clauses (i) and (ii) above are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); or

(b)(i) Any material portion of Collateral is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any material part of its business;

8.4Insolvency.  (a) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Credit Party or of a substantial part of the property of any Credit Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party for a substantial part of the property of any Credit Party; or (iii) the winding-up or liquidation of any Credit Party, and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or (b) any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (a) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party for a substantial part of the property of any Credit Party; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) take any action for the purpose of effecting any of the foregoing; or (vii) wind up or liquidate;

8.5Other Agreements.  Any Credit Party fails to pay any Indebtedness (other than the Indebtedness represented by this Agreement and the other Loan Documents) within any applicable grace period after such payment is due and payable (including at final maturity) or after the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds Twenty Million Dollars ($20,000,000.00) or its foreign currency equivalent;

8.6Judgments.  Any Credit Party fails to pay one or more final judgments, orders, or decrees for the payment of money in an amount in excess of Twenty Million Dollars ($20,000,000.00) or its foreign currency equivalent when aggregated with all other final judgments, orders, or decrees for the payment of money (but excluding any final judgments, orders, or decrees for the payment of money that are covered by independent third-Person insurance as to which liability has been accepted by such insurance carrier), and the same are not, within sixty (60) consecutive days after the entry thereof, discharged, waived or stayed;

8.7Misrepresentations.  Any Credit Party or any Person acting for any Credit Party makes or is deemed to make any representation, warranty, or other statement now or later in this Agreement (including Section 5 hereof), any Loan Document or in any writing delivered to Lender or to induce Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect or false in any material respect when made or deemed to be made (or, if such representation, warranty, or other statement is qualified by materiality or Material Adverse Change, is incorrect or false in any respect when made or deemed to be made);

8.8Loan Documents; Collateral Documents.  (a) Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party party thereto, or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; (b) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest in the Collateral subject thereto subject only to Permitted Liens; or (c) any Credit Party fails to comply for sixty (60) days after notice with its obligations contained in the Collateral Documents, except for a failure that would not be material to Lender and could not reasonably be expected to materially affect the value of the Collateral taken as a whole;

8.9Priority of Obligations; Security Interest.  (a) Any of the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement, other than with respect to Permitted Liens; or (b) unless all of the Collateral has been released from the Liens in accordance with the provisions of the Security Agreement (including Section 8.2 thereof), any Credit Party shall assert in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable;

8.10Guaranties.  Any Guaranty (as such term is defined in the Security Agreement) ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under this Agreement or the Security Agreement and such Default continues for ten (10) days; or

8.11Indenture.  An Event of Default (as such term is defined in the Indenture) (a) without limiting the generality of Section 8.4, specified in Section 6.01(e) or Section 6.01(f) of the Indenture with respect to Borrower occurs; or (b) otherwise occurs and is continuing.

9.	RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT

9.1Rights and Remedies.  While an Event of Default occurs and continues, Lender may, without notice or demand:

(a)declare all Obligations (including, for the avoidance of doubt, the Makewhole Amount) immediately due and payable (but if an Event of Default described in Section 8.4 occurs all Obligations, including the Makewhole Amount, are automatically and immediately due and payable without any action by Lender), whereupon all Obligations for principal, interest, premium or otherwise (including, for the avoidance of doubt, the Makewhole Amount) shall become due and payable by Borrower without presentment, demand, protest or other notice of any kind, which are all expressly waived by the Credit Parties hereby;

(b)settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Lender considers advisable, notify any Person owing Borrower money of Lender’s security interest in such funds, and verify the amount of such account;

(c)make any payments and do any acts it considers necessary or reasonable to protect the Collateral or its security interest in the Collateral.  Borrower shall assemble the Collateral if Lender requests and make it available as Lender designates.  Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred.  Borrower hereby grants Lender a license to enter and occupy any of their premises, without charge, to exercise any of Lender’s rights or remedies;

(d)apply to the Obligations (i) any balances and deposits of Borrower it holds, or (ii) any amount held by Lender owing to or for the credit or the account of Borrower;

(e)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Subject to the Intercreditor Agreement, Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, copyrights, mask works, rights of use of any name, trade names, trademarks, know-how and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit;

(f)place a “hold” on any account maintained with Lender or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(g)demand and receive possession of Borrower’s Books regarding Collateral; and

(h)subject to the Intercreditor Agreement, exercise all rights and remedies available to Lender under the Collateral Documents or any other Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2Power of Attorney.  Borrower hereby irrevocably appoints Lender as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to, as applicable:  (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Lender determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Lender or a third Person as the Code permits.  Borrower hereby appoints Lender as its lawful attorney-in-fact to file or record any documents necessary to perfect or continue the perfection of Lender’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full.  Lender’s foregoing appointment as Borrower’s attorney in fact, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed.

9.3Protective Payments.  If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Lender may obtain such insurance or make such payment, and all amounts so paid by Lender are Lender Expenses and immediately due and payable, bearing interest at the rate applicable to the Obligations, and secured by the Collateral.  Lender will make reasonable efforts to provide Borrower with notice of Lender obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No payments by Lender are deemed an agreement to make similar payments in the future or Lender’s waiver of any Event of Default.

9.4Application of Payments and Proceeds upon Default.  If an Event of Default has occurred and is continuing, Lender shall apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Lender shall determine in its sole discretion.  Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency.  If Lender directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of cash therefor.

9.5Lender’s Liability for Collateral.  So long as Lender complies with Requirements of Law regarding the safekeeping of the Collateral in the possession or under the control of Lender, Lender shall not be liable or responsible for:  (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; or (c) any act or default of any carrier, landlord, warehouseman, bailee, agent, processor or other Person.  In no event shall Lender have any liability for any diminution in the value of the Collateral for any reason.  Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6No Waiver; Remedies Cumulative.  Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given.  Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative.  Lender has all rights and remedies provided under the Code, by law, or in equity.  Lender’s exercise of one right or remedy is not an election and shall not preclude Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Lender’s waiver of any Event of Default is not a continuing waiver.  Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7Demand Waiver; Makewhole Amount.  Other than notices expressly required by the Loan Documents or by Requirements of Law, Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which Borrower is liable.  Borrower acknowledges and agrees that the Makewhole Amount shall be due and payable by Borrower upon the acceleration of the Obligations pursuant to Section 9.1(a), whether such acceleration is automatic or is effected by Lender’s declaration thereof, as provided in Section 9.1(a), and Borrower waives any right to object thereto in any voluntary or involuntary bankruptcy, insolvency or similar proceeding or otherwise.

10.	NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address (if any) indicated below.  Lender or any Credit Party may change its mailing or electronic mail address or facsimile number by giving all other parties hereto written notice thereof in accordance with the terms of this Section 10.

If to Borrower or other Credit Party:	Merrimack Pharmaceuticals, Inc. One Kendall Square, Suite B7201 Cambridge, Massachusetts 02139 Attn: Legal Department Fax: (617) 812-8122 Email: JMunsie@merrimack.com BKickham@merrimack.com

with a copy to:	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Attn: John D. Sigel, Esq. Fax: (617) 526-5000 Email: john.sigel@wilmerhale.com

If to Lender:	BioPharma Credit Investments IV Sub, LP

c/o Pharmakon Advisors, LP 110 East 59th Street, 33rd Floor New York, NY 10022 Attn: Pedro Gonzalez de Cosio Fax: (917) 210-4048 Email: PG@pharmakonadvisors.com; JC@pharmakonadvisors.com with copies (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036-6745 Attn: Geoffrey E. Secol, Esq. Fax: (212) 872-1002 Email: gsecol@akingump.com

11.	CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER

New York law governs the Loan Documents without regard to principles of conflicts of law.  Credit Parties and Lender each submit to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Requirements of Law, in such Federal court; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender.  Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Credit Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Each Credit Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Credit Party at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such Credit Party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, CREDIT PARTIES AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.	GENERAL PROVISIONS

12.1Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  No Credit Party may transfer, pledge or assign this Agreement or any other Loan Document or any rights or obligations under hereunder or thereunder without Lender’s prior written consent.  Lender may sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents to any Person; provided, however, that no Lender Transfer shall be made to a Person that derives more than fifty percent (50.0%) of its net revenues, on a consolidated basis, from the sale of pharmaceutical products.

12.2Indemnification; Costs and Expenses.

(a)Borrower agrees to indemnify and hold harmless Lender and each manager, partner, director, officer, employee, agent, attorney and affiliate thereof (each such person, an “Indemnified Person”) from and against any and all Indemnified Liabilities; provided, that (i) no Credit Party shall have any obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise from the gross negligence, bad faith or willful misconduct of that Indemnified Person, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (y) to the extent such Indemnified Liabilities resulted solely from disputes between or among Indemnified Persons, and (ii) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnified Person without the prior written consent of such Credit Party (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnified Person, each of the Credit Parties shall indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement.

(b)To the extent permitted by Requirements of Law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lender and its Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Term Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of Lender, shall be at the expense of such Credit Party, and no Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein.  In addition, Borrower agrees to pay or reimburse upon demand (i) Lender for all reasonable and documented out-of-pocket costs and expenses incurred by it or any of its directors, employees, attorneys, agents or sub-agents, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, (ii) Lender for all reasonable and documented out-of-pocket costs and expenses incurred by it or any of its directors, employees, attorneys, agents or sub-agents in connection with internal audit reviews and Collateral, in accordance with Section 6.8 and (iii) Lender and its directors, employees, attorneys, agents and sub-agents, for all costs and expenses incurred in connection with (A) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (B) the enforcement or preservation of any right or remedy under any Loan

Document, any Obligation, with respect to the Collateral or any other related right or remedy, or (C) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto), including Lender Expenses.

12.3Severability of Provisions.  In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

12.4Correction of Loan Documents.  Lender may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties hereto so long as Lender provides Credit Parties with written notice of such correction and allows Credit Parties at least ten (10) days to object to such correction.  In the event of such objection, such correction shall not be made except by an amendment signed by Lender and Credit Parties.

12.5Amendments in Writing; Integration.

(a)Except as expressly provided in Section 12.4, no amendment, restatement, supplement, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and Lender.

(b)This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.7Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms (including Section 3.4) and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied.  The obligation of Credit Parties in Section 12.2 to indemnify Lender shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.8Confidentiality.  Any information regarding Credit Parties and their Subsidiaries and their businesses provided to Lender by or on behalf of any Credit Party pursuant to this Agreement shall be deemed “Confidential Information”; provided, however, that Confidential Information does not include information that is either: (a) in the public domain or in Lender’s or any of its Affiliates’ possession when disclosed to Lender or any of its Affiliates, or becomes part of the public domain after disclosure to Lender or any of its Affiliates other than as a result of a breach by Lender or any of its Affiliates of the obligations under this Section 12.8; or (b) disclosed to Lender or any of its Affiliates by a third Person if Lender or any of its Affiliates do not know that the third Person is prohibited from disclosing the information.  Lender shall not disclose any Confidential Information to a third Person or use Confidential Information for any purpose other than the exercise of Lender’s rights and the performance of Lender’s obligations under the Loan Documents.  The foregoing in this Section 12.8 notwithstanding, Lender may disclose Confidential Information: (i) to any of Lender’s Subsidiaries or Affiliates; (ii) to prospective transferees or purchasers of any interest in the Credit Extensions; (iii) as required by law, regulation, subpoena, or other order; (iv) to the extent requested by regulators having jurisdiction over Lender or as otherwise required in connection with Lender’s examination or audit; (v) as Lender considers appropriate in exercising remedies under the Loan Documents; and (vi) to third-Person service providers of Lender; provided, however, that the third Persons to which Confidential Information is disclosed pursuant to clauses (i), (ii) and (vi) are bound by obligations of confidentiality and non-use that are no less restrictive than those contained herein.  Lender may use such confidential information for the development of databases, reporting purposes, and market analysis so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Credit Parties.

The provisions of the immediately preceding paragraph shall survive the termination of this Agreement.

12.9Attorneys’ Fees, Costs and Expenses.  In any action or proceeding between any Credit Party and Lender arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.10Right of Set-Off.  In addition to any rights now or hereafter granted under Requirements of Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance of any Event of Default, Lender is hereby authorized by each Credit Party at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loan or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

12.11Marshaling; Payments Set Aside.  Lender shall not be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Credit Party makes a payment or payments to Lender, or Lender enforces any Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery and to the extent not expressly prohibited by Requirements of Law, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

12.12Electronic Execution of Documents.  The words “execution”, “signed”, “signature”, and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Requirements of Law, including any state law based on the Uniform Electronic Transactions Act.

12.13Captions.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

12.14Construction of Agreement.  The parties hereto mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty this Agreement shall be construed without regard to which of the parties hereto caused the uncertainty to exist.

12.15Intercreditor Agreement Governs.

(a)The terms of this Agreement are subject to the Intercreditor Agreement. Lender (i) consents to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (iii) is authorized to enter into the Intercreditor Agreement as ABL Collateral Agent (as defined therein) and to be bound by the terms thereof. The foregoing provisions are intended as an inducement to Lender acting as a secured party under the Intercreditor Agreement to extend credit and Lender is an intended third party beneficiary of such provisions and the provisions of the Intercreditor Agreement. To the extent the provisions of this Agreement conflict or are inconsistent with the Intercreditor Agreement, Lender consents and agrees that the Intercreditor Agreement will control.

(b)Notwithstanding anything to the contrary herein, in any Noteholder Document or any ABL Document (each as defined in the Intercreditor Agreement), the Grantors shall not be required to act or refrain from acting (i) pursuant to any Noteholder Document solely with respect to any ABL First Lien Collateral (as defined in the Intercreditor Agreement) in any manner that would cause a default under any ABL Document, or (ii) pursuant to any ABL Document solely with respect to any Noteholder First Lien Collateral (as defined in the Intercreditor Agreement) in any manner that would cause a default under any Noteholder Document. For the avoidance of doubt and for the purposes of this Section 12.15(b) only, the terms “Noteholder Document” and “ABL Document” do not include the Intercreditor Agreement.

12.16Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.17No Fiduciary Duty.  Lender may have economic interests that conflict with those of the Credit Parties.  Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between Lender, on the one hand, and such Credit Party, its Subsidiaries, and any of their respective stockholders or affiliates, on the other hand.  Each Credit Party acknowledges and agrees that (a) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between Lender, on the one hand, and such Credit Party, its Subsidiaries and their respective affiliates, on the other, (b) in connection therewith and with the process leading to such transaction, Lender is acting solely as a principal and not the agent or fiduciary of such Credit Party, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other person, (c) Lender has not assumed an advisory or fiduciary responsibility in favor of any Credit Party, its Subsidiaries or their respective affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether Lender or any of its affiliates has advised or is currently advising such Credit Party, its Subsidiaries or their respective affiliates on other matters) or any other obligation to such Credit Party, its Subsidiaries or their respective affiliates except the obligations expressly set forth in the Loan Documents, and (d) each Credit Party, its Subsidiaries and their respective affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate.  Each Credit Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Credit Party agrees that it will not claim that Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, its Subsidiaries or their respective affiliates in connection with such transaction or the process leading thereto.

13.	DEFINITIONS

13.1Definitions.  For the purposes of and as used in the Loan Documents:  (a) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (b) except as otherwise expressly provided in any Loan Document, references to any law, treaty, order, policy, rule or regulation include amendments, restatements, supplements, modifications and successors thereto; (c) the word “shall” is mandatory; (d) the word “may” is permissive; (e) the word “or” is not exclusive; (f) the words “include”, “includes” and “including” are not limiting; (g) the singular includes the plural and the plural includes the singular; (h) numbers denoting amounts that are set off in parentheses are negative unless the context dictates otherwise; (i) each authorization herein shall be deemed irrevocable and coupled with an interest; (j) all accounting terms shall be interpreted, and all determinations relating thereto shall be made, in accordance with GAAP; (k) references to any time of day shall be to New York time; and (l) references to specific sections, articles, annexes, schedules and exhibits are to this Agreement.  As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes all accounts receivable, book debts, and other sums owing to Credit Parties.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Credit Party or any of its Subsidiaries, threatened in writing against any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  In no event shall Lender be deemed to be an Affiliate of Borrower or any of its Subsidiaries.

“Affiliate Transaction” has the meaning ascribed to such term in the Indenture.

“Agreement” is defined in the preamble hereof.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including the Money Laundering Laws, Executive Order No. 13224 (effective September 24, 2001) and the laws administered by OFAC.

“Asset Sale” has the meaning ascribed to such term in the Indenture.

“Asset Sale Notice” is defined in Section 2.2(d).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” (or its foreign equivalents), as now and hereafter in effect, or any successor statute.

“Blocked Person” means (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors or similar governing body of such Person, (ii) in the case of any limited liability company, the board of managers or similar governing body of such Person, or if there is none, the board of directors (or other governing body) of the managing member of such Person, (iii) in the case of any partnership, the board of directors (or other governing body) of the general partner of such Person, and (iv) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System or any successor thereto.

“Books” means all books and records, including ledgers, federal and state Tax returns, records regarding a Credit Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” is defined in the preamble hereof.

“Borrowing Resolutions” means, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to Lender approving the Loan Documents to which such Person is a party and the transactions contemplated thereby (including the Term Loan), together with a certificate executed by a director or its Secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party and (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s).

“Business Day” means any day that is not a Saturday or a Sunday or a day on which banks are authorized or required to be closed in New York, New York.

“CHAMPVA” means, collectively, the Civilian Health and Medical Program of the Department of Veterans Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veterans Affairs, and all laws, rules, regulations, manuals, orders, or requirements pertaining to such program.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” has the meaning ascribed to such term in the Indenture.

“Change of Control Notice” is defined in Section 2.2(c).

“Closing Date” means the date on which the Term Loan is advanced by Lender, which, subject to the satisfaction of the conditions precedent to the Term Loan set forth in Sections 3.1 and 3.2, shall be the later to occur of (a) twenty (20) days following the Effective Date and (b) March 15, 2017, or such other date as is mutually agreed in writing by the parties hereto.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means, collectively, “Collateral” (as defined in the Security Agreement) and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien hereunder or under any Collateral Document, in each case, for the avoidance of doubt, not including any “Excluded Property” (as defined in the Security Agreement).

“Collateral Account” means any Deposit Account, Securities Account or Commodity Account, in each case included among the Collateral.

“Collateral Agent” has the meaning ascribed to such term in the Indenture.

“Collateral Agreement” means that certain Collateral Agreement, dated as of December 22, 2015, among Borrower, the Subject Subsidiaries and U.S. Bank National Association, as trustee and as collateral agent, as amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time.

“Collateral Documents” means the Security Agreement, the Intercreditor Agreement, the Control Agreements and all other landlord, bailee, warehouseman or other agent or processor consents, waivers, subordinations, instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Loan Documents, in each case, in order to grant to Lender, or perfect, a Lien on any property of that Credit Party as security for the Obligations.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit B.

“Confidential Information” is defined in Section 12.8.

“Control Agreement” means any control agreement entered into among the depository institution at which a Credit Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Credit Party maintains a Securities Account or a Commodity Account, such Credit Party and Lender, pursuant to which Lender obtains control (within the meaning of the Code) over such Deposit Account, Securities Account or Commodity Account.

“Credit Extensions” means the Term Loan and any other extension of credit by Lender hereunder for Borrower’s benefit.

“Credit Party” means each Borrower and each Guarantor.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Dollars,” “dollars” or use of the sign “$” means, unless otherwise expressly noted herein, only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Effective Date” is defined in the preamble hereof.

“EMA” means the European Medicines Agency.

“EMA Laws” means all applicable statutes, rules, regulations, orders and requirements administered or issued by EMA.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future applicable federal, state, local and foreign laws, statutes, ordinances, Governmental Approvals, rules, regulations, requirements, decisions, judgments, decrees, orders or any other requirements of Governmental Authorities relating to, and the common law relating to, (a) environmental matters, including those relating to any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries or any Facility.  pollution or the protection of the environment, natural resources or human (or occupational) health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials.

“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in such Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing (but excluding any debt security that is convertible into Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“ERISA Affiliate” means, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure to satisfy the minimum funding standard of Section 412 of the IRC and Section 302 of ERISA, whether or not waived; (c) the failure to make by its due date a required installment under Section 430(j) of the IRC with respect to any Plan (including the failure to make any required contribution to a multiemployer Plan); (d) the filing pursuant to Section 412(c) of the IRC or Section 302(c) of

ERISA) of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates from the Pension Benefit Guaranty Corporation (referred to and defined in ERISA) or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal from any Plan (including a multiemployer Plan); (h) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Plan; (j) the imposition of any Lien security requirement as a result of any amendment to any Plan; and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 of ERISA) which could reasonably be expected to result in material liability to Borrower or its Subsidiaries.

“Event of Default” is defined in Section 8.

“Excluded Accounts” is defined in Section 6.6.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Act Documents” is defined in Section 5.24(b).

“Excluded Assets” shall have the meaning ascribed to such term in the Indenture.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Credit Party or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(i) of the IRC together with laws and regulations implementing such agreements.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“FDA” means the United States Food and Drug Administration.

“FDA Good Manufacturing Practices” means the requirements set forth in 21 C.F.R. Part 820.

“FDA Laws” means all applicable statutes, rules, regulations, orders and requirements administered or issued by FDA.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Future Financing” is defined in Section 6.11.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

“Good Clinical Practices” means the requirements set forth in 21 C.F.R. Part 11, Part 50, Part 54, Part 56, Part 312, Part 314, Part 320, Part 601, Part 812 and Part 814.

“Good Laboratory Practices” means the requirements set forth in 21 C.F.R. Part 58.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, government department, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Governmental Payor Programs” means all governmental third-Person health care benefit payor programs in which any Credit Party or its Subsidiaries participates, including Medicare, Medicaid, TRICARE, CHAMPVA or any other analogous federal, state or foreign health care benefit payor programs.

“Grantor” shall have the meaning ascribed to such term in the Security Agreement.

“Guarantor” means any Subject Subsidiary, wholly-owned or controlled, in each case, directly or indirectly, by Borrower that is a present or future guarantor of the Obligations.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Health Care Laws” means, collectively, (a) any and all federal, state or local laws, rules, regulations, orders, ordinances, statutes and requirements of any Governmental Authority issued under or in connection with Medicare, Medicaid or any other Governmental Payor Program; (b) federal and state health care laws and regulations governing the confidentiality of patient information, or primarily relating to health care billing and coding advice, evaluation of patents for social benefit programs, patient health care, health care providers and health care services, including HIPAA; (c) health care accreditation standards and requirements of all applicable state laws or regulatory bodies; (d) any and all federal, state and local fraud and abuse laws of any Governmental Authority related to health care, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (e) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (e) all other applicable health care laws, rules, codes, statutes, regulations, orders, ordinances and requirements pertaining to Medicare or Medicaid, in any manner applicable to any Credit Party or any of its Subsidiaries; and (f) any and all foreign health care laws, rules, codes, statutes, regulations, orders, ordinances and  requirements which, in each case, are analogous to any of the foregoing and applicable to any Credit Party or any of its Subsidiaries.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, any and all rules or regulations promulgated from time to time thereunder, and any comparable U.S. state laws.

“Indebtedness” has the meaning ascribed to such term in the Indenture.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits and related costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel for Indemnified Persons in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnified Person shall be designated as a party or a potential party thereto (it being agreed that, such counsel fees and expenses shall be limited to one primary counsel, and any additional special and local counsel in each jurisdiction deemed necessary or advisable by Lender, for the Indemnified Persons, except in the case of actual or potential conflicts of interest between or among the Indemnified Persons), and any fees or expenses incurred by Indemnified Persons in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Person, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lender’s agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty of the Obligations)).

“Indemnified Person” is defined in Section 12.2.

“Indenture” means that certain Indenture, dated as of December 22, 2015, among Borrower, any Guarantor that becomes party thereto, and U.S. Bank National Association, as trustee and as collateral agent, to Borrower’s 11.5% Senior Secured Notes due 2022, as amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time.

“Insolvency Proceeding” means, with respect to any Person, any proceeding by or against such Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intercreditor Agreement” means the intercreditor agreement, in the form of Exhibit D attached hereto, among Lender, the Trustee and/or the Collateral Agent, Borrower and each Guarantor that may be party thereto from time to time, as amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time.

“Intellectual Property” means, with respect to any Person, all intellectual property and proprietary rights in any jurisdiction throughout the world, and all corresponding rights, presently or hereafter existing, including: (a) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, industrial designs, industrial design applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations in connection therewith; (b) all trademarks, trademark applications, tradenames, servicemarks, servicemark applications, trade dress, logos and designs, business names, company names, Internet domain names, and all other indicia of origin, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing; (c) all copyrights and other works of authorship, mask works, database rights and moral rights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets, know-how, technologies, processes, techniques, protocols, methods, industrial models, designs, drawings, plans, specifications, research and development, and confidential information (including technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (e) all software (including source code, executable code, data, databases, and related documentation); (f) all rights of privacy and publicity, including rights to the use of names, likenesses, images, voices, signatures and biographical information of real persons; (g) licenses and commercial marketing rights; and (h) all copies and tangible embodiments or descriptions of any of the foregoing (in whatever form or medium).

“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including such inventory as is temporarily out of a Credit Party’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“IRC” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Knowledge” or to the “knowledge” of a Credit Party or any of its Subsidiaries and similar qualifications or phrases means the actual knowledge of Yasir B. Al-Wakeel and Jeffrey A. Munsie.

“Lender” is defined in the preamble hereof and shall include any assignee or participant of a Loan in accordance with Section 12.1 hereof.

“Lender Expenses” means all reasonable and documented expenses of Lender for attorneys, accountants and other professional advisors, including out-of-pocket attorneys’ fees and other expenses of Lender for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to the Credit Parties in connection with the Loan Documents or the transactions contemplated therein.

“Lender Transfer” is defined in Section 12.1.

“Lien” has the meaning ascribed to such term in the Indenture.

“Loan Documents” means, collectively, this Agreement, the Term Loan Note, the Security Agreement, the Intercreditor Agreement, each Compliance Certificate, the Perfection Certificates, any Control Agreement, any other Collateral Document and any guaranties executed by a Credit Party, as such may be amended, restated or otherwise modified from time to time.

“Makewhole Amount” means, solely with respect to any prepayments of the Term Loan by Borrower pursuant to Section 2.2(c), 2.2(d), 2.2(e), 2.2(f), 2.2(g) or 2.2(h) or as a result of an acceleration of the Term Loan pursuant to Section 9.1(a), on any date of determination, an amount equal to any and all interest that would have accrued (but for such prepayment) on the amount of all principal prepaid by Borrower from the date of the applicable prepayment of the Term Loan through the Term Loan Maturity Date.

“Material Adverse Change” means any material adverse change in or material adverse effect on: (i) the business, financial condition, assets, liabilities (actual or contingent), operations, management, performance, prospects or properties of the Credit Parties, taken as a whole, since December 31, 2015; (ii) all or any material portion of the Collateral; (iii) the ability of any Credit Party to perform its obligations under this Agreement or any other Loan Document to which it is a party (including as a result of any Credit Party failing to remain Solvent); (iv) the ability of Lender to exercise its rights under any Loan Document to which it is a party; or (v) the binding nature or validity or enforceability of, this Agreement or any other Loan Document or any of the rights or remedies hereunder or thereunder, including the ability of Lender to enforce this Agreement or any other Loan Document or any of its rights or remedies hereunder or thereunder.

“Material Contract” means any contract or other agreement or instrument that has been filed by Borrower as an exhibit to any Exchange Act Document pursuant to Section 4 or Section 10 of Item 601(b) of Regulation S-K promulgated by the SEC.

“Medicaid” means, collectively, the health care assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto, and all laws, rules, regulations, orders, or requirements of any Governmental Authority pertaining to such program, including (a) all federal statutes affecting such program; (b) all state statutes and plans of Governmental Authorities for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, orders and administrative, reimbursement, and other requirements of all Government Authorities promulgated in connection with such program,  in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto, and all laws, rules, regulations, orders or requirements of any Governmental Authority pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, orders and administrative, reimbursement and other requirements of all Governmental Authorities promulgated in connection with such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“MM-398 Intellectual Property Sale” has the meaning ascribed to such term in the Indenture.

“Net Proceeds” has the meaning ascribed to such term in the Indenture.

“Obligations” means, collectively, the Credit Parties’ obligations to pay when due any and all debts, principal, interest, Lender Expenses, the Makewhole Amount and other amounts Credit Parties owe Lender now or later, under this Agreement or the other Loan Documents, including interest accruing after Insolvency Proceedings begin (whether or not allowed) and to perform Borrower’s duties under the Loan Documents.

“OFAC” is defined in Section 5.18(c).

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” means, collectively with respect to any Person, such Person’s formation documents, as certified with the Secretary of State or other applicable Governmental Authority of such Person’s jurisdiction of formation on a date that is no earlier than thirty (30) days prior to the date on which such documents are due to be delivered under this Agreement, and, (a) if such Person is a corporation, its bylaws in current form (or similar agreement), (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), in each case, with all current amendments, restatements, supplements or modifications thereto.

“ordinary course of business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, undertaken by such Person in good faith and not for purposes of evading any covenant, prepayment obligation or restriction in any Loan Document.

“Patent Licenses” means (a) any agreement, whether written or oral, providing for the grant by or to a Person of any right to manufacture, use or sell any invention covered by a Patent, together with the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country, multinational body or any political subdivision thereof (and all related ancillary rights) and (b) all renewals thereof.

“Patents” means all patents, patent applications including any improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued based on or claiming priority to any of the foregoing patents or patent applications, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent or patent application, and any confirmation patent or registration patent or patent of addition based on any such patent or patent application, and all foreign counterparts of any of the foregoing.

“Patriot Act” is defined in Section 3.1(l).

“Payment/Advance Form” means that certain form attached hereto as Exhibit A.

“Payment Date” means the last day of each calendar quarter.

“Perfection Certificate” is defined in Section 5.5.

“Permitted Indebtedness” means:

(a)Credit Parties’ Indebtedness to Lender under this Agreement and the other Loan Documents;

(b)Indebtedness existing on the Closing Date and shown on Schedule 5.24(a) hereto;

(c)Any other Indebtedness expressly permitted to be incurred under Section 4.03 of the Indenture; and

(d)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness in clauses (a) through (c) above, provided, that any such extensions, refinancings, modifications, amendments or restatements are expressly permitted under the Indenture.

“Permitted Investments” shall have the meaning ascribed to such term in the Indenture.

“Permitted Liens” means:

(a)Liens existing on the Effective Date and shown on the Perfection Certificate;

(b)Liens arising under this Agreement and the other Loan Documents;

(c)“Permitted Liens”, as such term is defined in the Indenture, including Liens expressly permitted to be created or incurred or to exist under Section 4.11 of the Indenture; and

(d)Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in clauses (a) through (c) above, provided, that any such extensions, renewals or refinancings are expressly permitted under the Indenture and not otherwise prohibited hereunder;

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Plan” means any employee benefit plan (within the meaning of Section 3(3) of ERISA) for which Borrower or any of its Subsidiaries or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the IRC) would have any liability (including any multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA).

“Product” means, (a) as of the Effective Date, (i) the product candidate referred to as MM-398 (irinotecan liposome injection) or “nal-IRI” (whether marketed under the name ONYVIDE® or any other name), and (ii) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof, and, (b) thereafter, any future product (i) commercialized by Borrower or its Subsidiaries that is owned or controlled by Borrower or its Subsidiaries, and (ii) out-licensed by Borrower or its Subsidiaries.

“Refinancing Notice” is defined in Section 2.2(e).

“Register” is defined in Section 2.8(b).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulatory Agency” is defined in Section 5.20.

“Regulatory Approval” means all approvals (including where applicable, pricing and reimbursement approval and schedule classifications), product or establishment licenses, registrations or authorizations of any Regulatory Agency.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Intellectual Property” means all registered trademarks, copyrights and Patents that are owned by or licensed to Borrower, in each case that are reasonably necessary for the operation of the business of Borrower as presently conducted.

“Relevant Patents” is defined in Section 5.24(b).

“Requirement of Law” means, as to any Person, the organizational or governing documents of such Person, and any federal, state, local or foreign law (statutory or common), treaty, rule, regulation or standard, or order, decree or determination of a court or other Governmental Authority (including FDA Laws, EMA Laws and Health Care Laws), in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including any regulations promulgated by applicable Regulatory Agencies.

“Responsible Officer” means, with respect to any Credit Party or its Subsidiaries, any of the Chief Executive Officer, President, Chief Financial Officer, Chairman of the Board and Director (or, in each case, the analogous foreign equivalent thereof) of such Credit Party.

“Restricted Payment” has the meaning ascribed to such term in the Indenture.

“SEC” shall mean the United States Securities and Exchange Commission.

“Secured Parties” means Lender, each other Indemnified Person and each other holder of any Obligation of a Credit Party.

“Securities” means Borrower’s 11.5% Senior Secured Notes due 2022 issued pursuant to the Indenture.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Guaranty and Security Agreement, dated as of the Effective Date, by and among the Credit Parties and Lender, as such may be amended, restated or otherwise modified from time to time.

“Securities Purchase Notice” is defined in Section 2.2(h).

“Similar Business” has the meaning ascribed to such term in the Indenture.

“Social Security Act” means the Social Security Act as set forth in Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.  References to sections of the Social Security Act shall be construed also to refer to any successor sections.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subject Subsidiary” means each Subsidiary of Borrower that is as of the Closing Date or thereafter becomes a party to the Indenture pursuant to Section 4.10 thereof or to the Collateral Agreement as a “Subsidiary Party” (as such term is defined in the Collateral Agreement).

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than fifty percent (50%) of the total voting power of shares of Capital Stock (as such term is defined in the Indenture) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than fifty percent (50%) of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For purposes of clarity, a Subsidiary of a Person shall not include any Person that is under common control with the first Person solely by virtue of having directors, managers or trustees in common and shall not include any Person that is solely under common control with the first Person (i.e., a sister company with a common parent).

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including any tax of any kind whatsoever (whether disputed or not) imposed by any Governmental Authority).

“Term Loan” is defined in Section 2.2(a).

“Term Loan Amount” is defined in Section 2.2(a).

“Term Loan Maturity Date” means the date of the second (2nd) anniversary of the Closing Date.

“Term Loan Note” means a promissory note in substantially the form attached hereto as Exhibit C, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Transfer” is defined in Section 7.1.

“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws applicable to such programs.

“Trustee” has the meaning ascribed to such term in the Indenture.

“Unsecured Indebtedness Notice” is defined in Section 2.2(f).

“Withdrawal Liability” means liability to a multiemployer Plan as a result of a complete or partial withdrawal from such multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

MERRIMACK PHARMACEUTICALS, INC., as Borrower

By:	/s/ Yasir Al-Wakeel
Name:	Yasir Al-Wakeel
Title:	CFO

Signature Page to Loan and Security Agreement

BIOPHARMA CREDIT INVESTMENTS IV SUB, LP, as Lender

By:	Pharmakon Advisors, LP,
its Investment Manager

By:	Pharmakon Management I, LLC,
its General Partner

By:	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

Signature Page to Loan and Security Agreement

EXHIBIT A – LOAN PAYMENT/ADVANCE REQUEST FORM

DISBURSEMENT LETTER

The undersigned, being the duly elected and acting                                               of MERRIMACK PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”) with offices located at One Kendall Square, Suite B7201, Cambridge, Massachusetts 02139, does hereby certify to BIOPHARMA CREDIT INVESTMENTS IV SUB, LP (“Lender”) in connection with that certain Loan and Security Agreement dated as of November 8, 2016 by and between Borrower and Lender (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.

The representations and warranties made by the Credit Parties in Section 5 of the Loan Agreement and in the other Loan Documents, which are not qualified by materiality or Material Adverse Change, are true and correct in all material respects, and such representations and warranties which are qualified by materiality or Material Adverse Change, are true and correct in all respects, in either case, as of the date hereof.

2.	No Default or an Event of Default has occurred and is continuing under the Loan Agreement or any other Loan Document.
3.	The Credit Parties are in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.
4.	All conditions referred to in Section 3 of the Loan Agreement to the making of the Term Loan to be made on or about the date hereof have been satisfied or waived in writing by Lender.
5.	No Material Adverse Change has occurred.
6.	The undersigned is a Responsible Officer.
7.	The proceeds of the Term Loan shall be disbursed as set forth on Attachment A hereto on or before __________, 201__.

Dated:  ___________________, 201_

[Signature Page Follows]

1

MERRIMACK PHARMACEUTICALS, INC., as Borrower

By:
Name:
Title:

2

ATTACHMENT A

PAYMENTS TO BE DISBURSED BY OR ON BEHALF
OF BORROWER ON THE CLOSING DATE AS FOLLOWS:

1.	$[Term Loan Amount], less $[amount of Lender Expenses payable by Borrower to Lender pursuant to Section 2.4 of the Loan Agreement][1]:

Amount:	$
Name of Bank:
Address:
City/ State of Bank:
ABA Routing #:
SWIFT:
Name of Account:
Account Number at Bank:
Reference:

[1]	Facility Fee payable on the Effective Date pursuant to Section 2.6 of the Loan Agreement and, therefore, not included here

3

EXHIBIT B – COMPLIANCE CERTIFICATE

TO:	BIOPHARMA CREDIT INVESTMENTS IV SUB, LP
FROM:	MERRIMACK PHARMACEUTICALS, INC.

The undersigned authorized officer of MERRIMACK PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”) hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement dated as of November 8, 2016 by and between Borrower and BIOPHARMA CREDIT INVESTMENTS IV SUB, LP, a Cayman Islands exempted limited partnership (the “Lender”) (the “Loan Agreement”):

(i)	The Credit Parties are in complete compliance for the period ending _______________ with all required covenants except as noted below.
(ii)	No Default or Event of Default has occurred and is continuing, except as noted below.

Attached are the financial statements required to be delivered under Section 6.2 of the Loan Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.

Date:  ______________________

[Signature Page Follows]

1

MERRIMACK PHARMACEUTICALS, INC., as Borrower

By:
Name:
Title:

2

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Complies

1)	Annual Financial Statements	120 days after quarter end	Yes	No	N/A
2)	Quarterly Financial Statements	60 days after fiscal year end	Yes	No	N/A
3)	Information During Event of Default	Promptly (within 5 Business Days) after request	Yes	No	N/A
4)	Change of Control Notice	Promptly (within 30 days) after consummation	Yes	No	N/A
5)	Asset Sale Notice	Promptly (within 2 Business Days) after occurrence	Yes	No	N/A
6)	Refinancing Notice	Promptly (within 2 Business Days) after incurrence	Yes	No	N/A
7)	Unsecured Indebtedness Notice	Promptly (within 2 Business Days) after incurrence	Yes	No	N/A
8)	Securities Purchase Notice	Promptly (within 2 Business Days) after occurrence	Yes	No	N/A
9)	Lien Notice	Promptly (within 2 Business Days), when required	Yes	No	N/A
10)	Notice of Defaults, Events of Default & Material Adverse Change	Promptly (within 2 Business Days), when required	Yes	No	N/A

	Collateral Accounts	(Please list all accounts not previously described in the Perfection Certificate; attach separate sheet if additional space needed)

	Bank	Account Number	Control Agreement

1)	[Cambridge Savings]		Yes	No
2)			Yes	No
3)			Yes	No
4)			Yes	No
5)			Yes	No
6)			Yes	No

Other Matters
	Have there been any prohibited Transfers since the last Compliance Certificate?			Yes	No
	Have there been any changes in business or business locations since the last Compliance Certificate?			Yes	No

Exceptions
Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

3

LENDER USE ONLY

Compliance Status	Yes	No

4

EXHIBIT C

TERM LOAN NOTE

$____________________Dated:  __________ __, 201_

FOR VALUE RECEIVED, the undersigned, MERRIMACK PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”) HEREBY PROMISES TO PAY to the order of BIOPHARMA CREDIT INVESTMENTS IV SUB, LP, a Cayman Islands exempted limited partnership (“Lender”) the principal amount of _______________________ ($_________.00), plus interest on the aggregate unpaid principal amount hereof at a fixed per annum rate (which rate shall be fixed for the duration of this Term Loan Note) equal to eleven and one-half percent (11.50%) per annum, and in accordance with the terms of the Loan and Security Agreement dated as of November 8, 2016 by and between Borrower and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Term Loan Maturity Date.  Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Subject to Sections 2.2(c), 2.2(d), 2.2(e), 2.2(f) and 2.2(g) or Section 9.1(a) of the Loan Agreement, Borrower shall pay the unpaid principal amount of this Term Loan Note on the Term Loan Maturity Date.  Interest shall accrue on this Note commencing on, and including, the date of this Term Loan Note, and shall accrue on this Term Loan Note, or any portion thereof, including the day on which this Note or such portion is paid.  Interest on this Term Loan Note shall be payable in accordance with Section 2.3 of the Loan Agreement.

Principal, interest and all other amounts due with respect to this Term Loan Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Term Loan Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Term Loan Note may not be prepaid except as set forth in Section 2.2(c), 2.2(d), 2.2(e), 2.2(f), 2.2(g) or 9.1(a) of the Loan Agreement.

This Term Loan Note and the obligation of Borrower to repay the unpaid principal amount of this Term Loan Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Term Loan Note are hereby waived.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

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Note Register; Ownership of Note.  The ownership of an interest in this Term Loan Note shall be registered on a record of ownership maintained by Lender.  Notwithstanding anything else in this Term Loan Note to the contrary, the right to the principal of, and stated interest on, this Term Loan Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Borrower shall be entitled to treat the registered holder of this Term Loan Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Term Loan Note on the part of any other Person.

IN WITNESS WHEREOF, Borrower has caused this Term Loan Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

MERRIMACK PHARMACEUTICALS, INC.

By:
Name:
Title:

2

EXHIBIT D

FORM OF INTERCREDITOR AGREEMENT

1

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

dated as of

November 8, 2016

among

U.S. Bank National Association,
as Trustee,

U.S. Bank National Association,
as Noteholder Collateral Agent,

BIOPHARMA CREDIT INVESTMENTS IV SUB, LP,
as ABL Collateral Agent,

Merrimack pharmaceuticals, inc.,

and

its Subsidiaries signatory hereto

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) dated as of November 8, 2016 among U.S. Bank National Association, as Trustee (as defined below) under the Indenture referred to herein, U.S. Bank National Association, as Noteholder Collateral Agent (as defined below) for the Noteholder Secured Parties referred to herein, Biopharma Credit Investments IV Sub, LP, as ABL Collateral Agent (as defined below) for the applicable ABL Secured Parties referred to herein, MERRIMACK PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and each subsidiary of the Company that is a signatory hereto.

Reference is made to (a) each ABL Agreement (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I), from time to time, under which the ABL Lenders party to such ABL Agreement have extended and/or agreed to extend credit to the Company or any of its subsidiaries party to such ABL Agreement and (b) the Indenture governing the Notes.  In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trustee (for itself and on behalf of the Noteholders), the Noteholder Collateral Agent (for itself and on behalf of the Noteholder Secured Parties), the ABL Collateral Agent with respect to an ABL Agreement (for itself and on behalf of the applicable ABL Secured Parties), the Company and the subsidiaries of the Company party hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01  Construction Certain Defined Terms.  (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b)As used in this Agreement, the following terms have the meanings specified below:

“ABL Agreement” means any debt facility, commercial paper facility, debt securities, indenture or other form of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or other instruments or agreements evidencing Secured Bank Indebtedness (as such term is defined in the Indenture), as amended, extended, renewed, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time, with the same or different borrowers, lenders, noteholders or other creditors and agents.

“ABL Collateral” means, with respect to ABL Obligations under an ABL Agreement and the related ABL Security Documents, all assets and properties subject to Liens created by such ABL Security Documents to secure such ABL Obligations.

“ABL Collateral Agent” means, with respect to ABL Obligations under an ABL Agreement and the related ABL Security Documents, the applicable collateral agent (or similar agent party) in its capacity as collateral agent (or similar agent) under such ABL Documents or ABL Lender if acting as sole lender thereunder, and its successors in such capacity.

“ABL Documents” means, with respect to ABL Obligations under an ABL Agreement and the related ABL Security Documents, such ABL Agreement and such ABL Security Documents.

“ABL First Lien Collateral” means, with respect to ABL Obligations under an ABL Agreement and the related ABL Security Documents, any and all of the following ABL Collateral now owned or at any time hereafter acquired by the Company or any other Grantor under such ABL Security Documents (but solely to the extent that the Company or any such Grantor, as the case may be, is a party to such ABL Security Documents, and solely to the extent such party has granted an ABL Lien on such ABL Collateral pursuant to such ABL Security Documents): (a) all Inventory; (b) all Accounts arising from the sale of Inventory or provision of services; (c) to the extent evidencing, governing or securing the obligations of Account Debtors in respect of the items referred to in the preceding clauses (a) and (b), all (i) General Intangibles, (ii) Chattel Paper, (iii) Instruments, (iv) Documents, (v) Payment Intangibles (including tax refunds), other than any Payment Intangibles that represent tax refunds in respect of or otherwise relate to real property, Fixtures or Equipment, (vi) Supporting Obligations; (d) collection accounts and Deposit Accounts, including any Lockbox Account, and any cash or other assets in any such accounts constituting Proceeds of clause (a) or (b) (other than identifiable cash proceeds in respect of real estate, Fixtures or Equipment); (e) all indebtedness that arises from cash advances to enable the obligor or obligors thereon to acquire Inventory, and any Deposit Account into which such cash advances are deposited (provided no Proceeds from the sale of the Notes are deposited therein); (f) all books and records related to the foregoing; and (g) all Products and Proceeds of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to Inventory or Accounts arising from the sale of Inventory of the Company or any other Grantor or provision of services by the Company or any other Grantor and business interruption insurance.  All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

2

“ABL First Lien Collateral Transition Date” means, with respect to ABL Obligations under an ABL Agreement and the related ABL Security Documents, the earlier of (a) the date on which all such ABL Obligations shall have been paid in full (other than indemnity payments not yet accrued under such ABL Documents) and all commitments to extend credit under such ABL Agreement shall have been terminated and (b) the date on which all Senior Liens on the ABL First Lien Collateral securing such ABL Obligations shall have been released from the Liens created under such ABL Documents.

“ABL Lenders” means, with respect to ABL Obligations under an ABL Agreement and the related ABL Security Documents, the lenders or noteholders (or similar creditors) under such ABL Agreement.

“ABL Liens” means, with respect to ABL Obligations under an ABL Agreement and the related ABL Security Documents, Liens on the ABL Collateral created under such ABL Security Documents to secure such ABL Obligations.

“ABL Obligations” means all “Obligations” or “Secured Obligations” as such term is defined in an applicable ABL Document (or if “Obligations” or “Secured Obligations” is not defined therein, then all the liabilities and obligations under all ABL Documents purported to be secured pursuant to the related ABL Security Documents).

“ABL Secured Parties” means, with respect to ABL Obligations under an ABL Agreement and the related ABL Security Documents, at any time, the applicable ABL Collateral Agent, the applicable Administrative Agent, each applicable ABL Lender and each other holder of, or obligee in respect of, any such ABL Obligations outstanding at such time.

“ABL Security Documents” means, with respect to ABL Obligations under an ABL Agreement, such ABL Agreement (insofar as the same grants a Lien on any assets or properties of any Grantor or any of its subsidiaries to secure any such ABL Obligations), and any other documents now existing or entered into after the date hereof that grant a Lien on any assets or properties of any Grantor or any of its subsidiaries to secure any such ABL Obligations.

“Account” means “account”, as defined in Article 9 of the New York UCC.

“Administrative Agent” means, with respect to ABL Obligations under an ABL Agreement and the related ABL Security Documents, the applicable administrative agent (or similar agent party) in its capacity as administrative agent (or similar agent) under such ABL Documents, and its successors in such capacity.

“Bankruptcy Code” means Title 11 of the United States Code.

“Capital Stock” means (a) in the case of a corporation, corporate stock or shares, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

3

“Collateral” means all ABL Collateral and all Noteholder Collateral.

“Company” has the meaning set forth in the recitals hereto.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the New York UCC) in which funds are held or invested for credit to or for the benefit of the Company or any other Grantor.

“Event of Default” means an “Event of Default” under and as defined in an ABL Agreement or the Indenture, as the context may require.

“Federal Deposit Insurance Corporation” means the Federal Deposit Insurance Corporation or any successor thereto.

“Grantor” means the Company and each subsidiary of the Company that shall have granted any Lien in favor of an ABL Collateral Agent or the Noteholder Collateral Agent on any of its assets or properties to secure any of the Obligations.

“Indenture” means the Indenture dated as of December 22, 2015, among the Company, the other Grantors from time to time party thereto, the Trustee and the Noteholder Collateral Agent, as amended, extended, renewed, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time, with the Trustee or a different trustee.

“Junior Collateral” means, with respect to each Junior Representative, the Collateral in respect of which such Junior Representative (on behalf of itself and the applicable Junior Secured Parties) holds a Junior Lien.

“Junior Documents” means (a) with respect to the Noteholder First Lien Collateral, the ABL Documents with respect to ABL Obligations secured by Junior Liens on such Collateral, and (b) with respect to any ABL First Lien Collateral, the Noteholder Documents.

“Junior Liens” means (a) with respect to any ABL First Lien Collateral, the Noteholder Liens on such Collateral, and (b) with respect to the Noteholder First Lien Collateral, the ABL Liens, if any, on such Collateral.

“Junior Representative” means (a) with respect to the Noteholder First Lien Collateral, the ABL Collateral Agent with respect to ABL Obligations secured by Junior Liens, if any, on such Collateral, and (b) with respect to any ABL First Lien Collateral, the Noteholder Collateral Agent.

“Junior Secured Obligations” means (a) with respect to the Noteholder Obligations, the ABL Obligations (to the extent such ABL Obligations are secured by the Noteholder First Lien Collateral), and (b) with respect to ABL Obligations secured by any ABL First Lien Collateral, the Noteholder Obligations (to the extent such Noteholder Obligations are secured by such ABL First Lien Collateral).

4

“Junior Secured Parties” means (a) with respect to the Noteholder First Lien Collateral, the applicable ABL Secured Parties, and (b) with respect to the applicable ABL First Lien Collateral, the Noteholder Secured Parties.

“Junior Security Documents” means (a) with respect to any ABL First Lien Collateral, the Noteholder Security Documents, and (b) with respect to the Noteholder First Lien Collateral, the ABL Security Documents with respect to ABL Obligations secured by Junior Liens on such Collateral, if any.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest in and any filing of or agreement to give any financing statement under the New York UCC (or equivalent statutes of any jurisdiction).

“Lockbox Account” means any Deposit Account  maintained at a depository institution whose customer deposits are insured by the Federal Deposit Insurance Corporation (to the extent required by law), into which account are paid solely the Proceeds of Inventory and Accounts that constitute ABL Collateral.  All capitalized terms used in this definition and not defined elsewhere herein have the meaning assigned to them in the New York UCC.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Noteholder Collateral” means all assets and properties subject to Liens created by the Noteholder Security Documents to secure the Noteholder Obligations.

“Noteholder Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent under the Indenture and the Noteholder Security Documents, and its successors in such capacity.

“Noteholder Documents” means the Indenture, the Notes and the Noteholder Security Documents.

“Noteholder First Lien Collateral” means any and all Noteholder Collateral other than, with respect to ABL Obligations under an ABL Agreement and the related ABL Security Documents, the related ABL First Lien Collateral.

“Noteholder Liens” means Liens on the Noteholder Collateral created under the Noteholder Security Documents to secure the Noteholder Obligations.

“Noteholder Obligations” means the “Obligations” as such term is defined in the Noteholder Security Agreement.

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“Noteholder Secured Parties” means, at any time, the Noteholder Collateral Agent, the Co-Collateral Agents (as defined in the Noteholder Security Agreement), each Noteholder, the Trustee and each other holder of, or obligee in respect of, any Noteholder Obligations outstanding at such time.

“Noteholder Security Agreement” means the Collateral Agreement dated as of December 22, 2015, among the Company, the subsidiaries of the Company from time to time party thereto, the Trustee and the Noteholder Collateral Agent for the benefit of the Noteholder Secured Parties, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Noteholder Security Documents” means the Noteholder Security Agreement and any other documents (including any copyright, patent and trademark security or pledge agreements, if applicable) now existing or entered into after the date hereof that grant a Lien on any assets or properties of any Grantor or any of its subsidiaries to secure the Noteholder Obligations.

“Noteholders” means the Noteholders (or the Holders) under and as defined in the Indenture.

“Notes” means the 11.5% Senior Secured Notes due 2022 issued under the Indenture.

“Obligations” means the Noteholder Obligations and the ABL Obligations.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, association, corporation, government or any agency or political subdivision thereof or any other entity.

“Representative” means (a) in the case of any Noteholder Obligations, the Noteholder Collateral Agent, and (b) in the case of any ABL Obligations, the ABL Collateral Agent applicable thereto.

“Secured Parties” means (a) the Noteholder Secured Parties and (b) the ABL Secured Parties.

“Security Documents” means (a) the Noteholder Security Documents and (b) the ABL Security Documents.

“Senior Collateral” means, with respect to each Senior Representative, the Collateral in respect of which such Senior Representative (on behalf of itself and the applicable Senior Secured Parties) holds a Senior Lien.

“Senior Liens” means (a) with respect to the Noteholder First Lien Collateral, the Noteholder Liens on such Collateral and (b) with respect to any ABL First Lien Collateral, the ABL Liens on such Collateral.

“Senior Representative” means (a) with respect to the Noteholder First Lien Collateral, the Noteholder Collateral Agent, and (b) with respect to any ABL First Lien Collateral, the ABL Collateral Agent with respect to ABL Obligations secured by Senior Liens on such Collateral.

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“Senior Secured Obligations” means (a) with respect to the ABL Obligations (to the extent such Obligations are secured by the Noteholder First Lien Collateral), the Noteholder Obligations, and (b) with respect to the Noteholder Obligations (to the extent such Obligations are secured by any ABL First Lien Collateral), the ABL Obligations secured by Senior Liens on such ABL First Lien Collateral.

“Senior Secured Parties” means (a) with respect to the Noteholder First Lien Collateral, the Noteholder Secured Parties, and (b) with respect to any ABL First Lien Collateral, the ABL Secured Parties with respect to ABL Obligations secured by Senior Liens on such Collateral.

“Senior Security Documents” means (a) with respect to any ABL First Lien Collateral, the ABL Security Documents with respect to ABL Obligations secured by Senior Liens on such Collateral, and (b) with respect to the Noteholder First Lien Collateral, the Noteholder Security Documents.

“subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, and (b) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any subsidiary of such person is a controlling general partner or otherwise controls such entity.

“Trustee” means U.S. Bank National Association, in its capacity as trustee under the Indenture, and its successors in such capacity.

ARTICLE II

Subordination of Junior Liens; Certain Agreements

SECTION 2.01  Subordination of Junior Liens.  (a) At any time when any Senior Secured Obligations secured by Senior Collateral shall be outstanding or any commitments to extend credit that would constitute Senior Secured Obligations secured by a Senior Lien shall be in effect, all Junior Liens in respect of such Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Senior Liens in respect of such Collateral, notwithstanding anything contained in this Agreement, the Noteholder Documents, the applicable ABL Documents or any other agreement or instrument to the contrary, and irrespective of the time, order or method of creation, attachment or perfection of such Junior Liens and such Senior Liens or any defect or deficiency or alleged defect or deficiency in any of the foregoing.  For the avoidance of doubt, subject to the limitations set forth in the Indenture, the Senior Secured Obligations (secured by a Senior Lien on ABL First Lien Collateral) with respect to Noteholder Obligations may be created from time to time even if no Senior Secured Obligations exist immediately prior to such creation.

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(b)It is acknowledged that, so long as Senior Secured Obligations secured by Senior Collateral shall be outstanding or any commitments to extend credit that would constitute Senior Secured Obligations secured by a Senior Lien shall be in effect, (i) all or a portion of the Senior Secured Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or repaid and subsequently reborrowed and (ii) the Senior Secured Obligations may, subject to the limitations set forth in the Indenture and the applicable ABL Agreement, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Junior Liens in respect of such Collateral or the provisions of this Agreement defining the relative rights of the applicable Senior Secured Parties and the applicable Junior Secured Parties. So long as Senior Secured Obligations secured by Senior Collateral shall be outstanding or any commitments to extend credit that would constitute Senior Secured Obligations secured by a Senior Lien shall be in effect, the lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the applicable Junior Secured Obligations or the applicable Senior Secured Obligations to the extent permitted by the Indenture, by the release of any such Collateral or of any guarantees securing any such Senior Secured Obligations or by any action that any Representative or Secured Party may take or fail to take in respect of any such Collateral or by the avoidance, invalidation or lapse of any Lien on any such Collateral.

SECTION 2.02  No Action With Respect to Junior Collateral Subject to Senior Liens.  No Junior Representative or other Junior Secured Party shall commence or instruct any Junior Representative to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any of its Junior Collateral under any Junior Security Document, applicable law or otherwise, at any time when such Junior Collateral shall be subject to any Senior Lien and any Senior Secured Obligations secured by such Senior Lien shall remain outstanding or any commitment to extend credit that would constitute Senior Secured Obligations secured by such Senior Lien shall remain in effect, it being agreed that only the Senior Representative with respect to such Collateral, acting in accordance with the applicable Senior Security Documents, shall be entitled to take any such actions or exercise any such remedies. Notwithstanding the foregoing, any Junior Representative may, subject to Section 2.05, take all such actions as it shall deem necessary to perfect or continue the perfection of its Junior Liens.

SECTION 2.03  No Duties of Senior Representative.  (a) Each Junior Secured Party acknowledges and agrees that neither the applicable Senior Representative nor any other Senior Secured Party shall have any duties or other obligations to such Junior Secured Party with respect to any Senior Collateral, other than to transfer to the applicable Junior Representative (i) any proceeds of any such Collateral that constitutes Junior Collateral remaining in its possession following any sale, transfer or other disposition of such Collateral, the payment and satisfaction in full of the Senior Secured Obligations secured thereby and the termination of any commitment to extend credit that would constitute Senior Secured Obligations secured thereby (in each case, unless the Junior Liens on all such Junior Collateral are terminated and released prior to or

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concurrently with such transaction), or, (ii) if such Senior Representative shall be in possession of all or any part of such Collateral after such payment and satisfaction in full and termination, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of such Senior Representative or any Senior Secured Party.  In furtherance of the foregoing, each Junior Secured Party acknowledges and agrees that until the Senior Secured Obligations secured by any Collateral in respect of which such Junior Secured Party holds a Junior Lien shall have been paid and satisfied in full and any commitment to extend credit that would constitute Senior Secured Obligations secured thereby shall have been terminated, the applicable Senior Representative shall be entitled, for the benefit of the holders of such Senior Secured Obligations, to sell, transfer or otherwise dispose of or deal with such Senior Collateral as provided herein and in compliance with the Senior Security Documents and applicable law without regard to any Junior Lien or any rights to which the holders of the applicable Junior Secured Obligations would otherwise be entitled as a result of such Junior Lien.  Without limiting the foregoing, each Junior Secured Party agrees that neither the applicable Senior Representative nor any other Senior Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Collateral (or any other collateral securing any Senior Secured Obligations on which the Senior Secured Party has a Senior Lien), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other collateral securing any Senior Secured Obligations on which the Senior Secured Party has a Senior Lien), in any manner that would maximize the return to the applicable Junior Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Junior Secured Parties from such realization, sale, disposition or liquidation.

(b)Each of the Junior Secured Parties waives any claim such Junior Secured Party may now or hereafter have against any Senior Representative or any other Senior Secured Party (or their representatives) arising out of (i) any actions which any Senior Representative or any Senior Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any of its Senior Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of such Collateral and actions with respect to the collection of any claim for all or any part of any Senior Secured Obligations from any account debtor, guarantor or any other party) in accordance with the applicable Senior Security Documents, any other agreement related thereto or applicable law or to the collection of any Senior Secured Obligations or the valuation, use, protection or release of any security for any Senior Secured Obligations, (ii) any election by any Senior Representative or any Senior Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code (or under any other applicable foreign bankruptcy, insolvency, receivership or similar law) (iii) any borrowing by the Company or any of its subsidiaries, as debtor-in-possession, including any grant of a security interest, adequate protection, or administrative expense priority under Section 364 of the Bankruptcy Code to any party in connection with such borrowing, or (iv) any use of cash collateral by the Company or any of its subsidiaries, as debtor-in-possession, including any grant or award of adequate protection under Section 363 of the Bankruptcy Code to any party in connection with such use of cash collateral.

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SECTION 2.04  No Interference; Payment Over; Reinstatement.  (a) At any time when any Senior Secured Obligations secured by Senior Collateral shall be outstanding or any commitments to extend credit that would constitute Senior Secured Obligations secured by a Senior Lien shall be in effect, each respective Junior Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any respective Junior Lien pari passu with, or to give such Junior Secured Party any preference or priority relative to, any Senior Lien with respect to the Collateral subject to such Senior Lien and Junior Lien or any part thereof, (ii) it will not challenge or question in any proceeding the validity or enforceability of any such Senior Secured Obligations or Senior Security Document, or the validity, attachment, perfection or priority of any such Senior Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to contest, interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral subject to such Junior Lien by any such Senior Secured Parties secured by Senior Liens on such Collateral or any Senior Representative acting on their behalf, (iv) it shall have no right to (A) direct any Senior Representative or any holder of Senior Secured Obligations to exercise any right, remedy or power with respect to the Collateral subject to such Junior Lien or (B) consent to the exercise by any Senior Representative or any other Senior Secured Party of any right, remedy or power with respect to the Collateral subject to such Junior Lien, (v) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any Senior Representative or other Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any Senior Representative nor any other Senior Secured Party shall be liable for, any action taken or omitted to be taken by such Senior Representative or other Senior Secured Party with respect to any Collateral securing such Senior Secured Obligations that is subject to such Junior Lien, (vi) it will not seek, and hereby waives any right, to have any Senior Collateral subject to such Junior Lien or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

(b)Each Junior Representative and each other Junior Secured Party hereby agrees that if it shall obtain possession of any respective Senior Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any Junior Security Document or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or through any other exercise of remedies, at any time when any Senior Secured Obligations secured or intended to be secured by such Collateral shall remain outstanding or any commitment to extend credit that would constitute Senior Secured Obligations secured or intended to be secured by such Senior Lien shall remain in effect, then it shall hold such Collateral, proceeds or payment in trust or as agent, as the case may be, for the applicable Senior Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the applicable Senior Representative promptly after obtaining actual knowledge or notice from the applicable Senior Secured Parties that it has possession of such Senior Collateral or proceeds or payments in respect thereof.  Each Junior Secured Party agrees that if, at any time, it receives notice or obtains actual knowledge that all or part of any payment with respect to any respective Senior Secured Obligations previously made shall be rescinded for any reason whatsoever, such Junior Secured Party shall promptly pay over to the applicable Senior

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Representative any payment received and then held by it in respect of any Collateral subject to any Senior Lien securing such Senior Secured Obligations and shall promptly turn any Collateral subject to any such Senior Lien then held by it over to the applicable Senior Representative, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full of such Senior Secured Obligations.

SECTION 2.05  Automatic Release of Junior Liens.  (a) Each Junior Representative and each other Junior Secured Party agree that in the event of a sale, transfer or other disposition of any Senior Collateral subject to any Junior Lien in favor of such Junior Secured Representative or such Junior Secured Party (regardless of whether or not an Event of Default has occurred and is continuing under the applicable Junior Documents at the time of such sale, transfer or other disposition), such Junior Lien on such Collateral shall terminate and be released automatically and without further action if the applicable Senior Liens on such Collateral are released and if such sale, transfer or other disposition either (x) is then not prohibited by such Junior Documents or (y) occurs in connection with the foreclosure (including by a Senior Representative or other Senior Secured Party) upon or other exercise of rights and remedies with respect to such Senior Collateral, provided that such Junior Lien shall remain in place with respect to any proceeds of a sale, transfer or other disposition under this clause (a) that remain after the satisfaction in full of such Senior Secured Obligations.

(b)Each Junior Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by any applicable Senior Representative to evidence and confirm any release of Junior Collateral provided for in this Section, and upon the Junior Representative’s failure to do so within the prescribed time frame set forth in New York UCC Section 9-513(b) or (c), as applicable, the appropriate Senior Representative is hereby granted a limited power of attorney to execute any necessary UCC-3 filing or similar document necessary to effect such a release.

SECTION 2.06  Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.  (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its subsidiaries.

(b)So long as any Senior Secured Obligations secured by Senior Collateral shall be outstanding or any commitments to extend credit that would constitute Senior Secured Obligations secured by a Senior Lien shall be in effect, if the Company or any of its subsidiaries shall become subject to a case under the Bankruptcy Code (or under any other applicable foreign bankruptcy, insolvency, receivership or similar law) and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code (or under any other applicable foreign bankruptcy, insolvency, receivership or similar law) or the use of cash collateral with the consent of the DIP Lenders under Section 363 of the Bankruptcy Code (or under any other applicable foreign bankruptcy, insolvency, receivership or similar law), each Junior Secured Party agrees that it will raise no objection to (and, upon the grant or award of adequate protection acceptable to the holders of Senior Secured Obligations with comparable adequate protection granted or awarded to the ABL Collateral Agent or the Noteholder Collateral Agent and Trustee, as

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applicable, junior in priority only to that of the holders of Senior Secured Obligations, shall affirmatively consent to) any such financing to the extent secured by Liens on any respective Senior Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes such Senior Collateral, unless the applicable Senior Secured Parties, or a representative authorized by such Senior Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the applicable Senior Liens, the applicable Junior Representative will, for itself and on behalf of the other applicable Junior Secured Parties, subordinate the Junior Liens on such Senior Collateral to such Senior Liens and the DIP Financing Liens), so long as each Secured Party retains Liens on all the applicable Collateral, including proceeds thereof arising after the commencement of such proceeding, with the same relative priority as existed prior to the commencement of the case under the Bankruptcy Code (or under any other applicable foreign bankruptcy, insolvency, receivership or similar law).

(c)So long as any Senior Secured Obligations secured by Senior Collateral shall be outstanding or any commitments to extend credit that would constitute Senior Secured Obligations secured by a Senior Lien shall be in effect, each Junior Secured Party agrees that it will not object to or oppose a sale or other disposition of any Senior Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code (or under any other applicable foreign bankruptcy, insolvency, receivership or similar law) if the applicable Senior Secured Parties shall have consented to such sale or disposition of such Senior Collateral.

SECTION 2.07  Reinstatement.  In the event that any of the Senior Secured Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the Bankruptcy Code (or under any other applicable foreign bankruptcy, insolvency, receivership or similar law) or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Senior Secured Obligations shall again have been paid in full in cash.

SECTION 2.08  Entry Upon Premises by the ABL Collateral Agent and the ABL Lenders.  (a) So long as any Senior Secured Obligations secured by Senior Collateral shall be outstanding or any commitments to extend credit that would constitute Senior Secured Obligations secured by a Senior Lien shall be in effect, if any ABL Collateral Agent takes any enforcement action with respect to any ABL First Lien Collateral on which it holds ABL Liens, the Noteholder Secured Parties (i) shall cooperate with such ABL Collateral Agent (at the sole cost and expense of such ABL Collateral Agent and subject to the condition that the Noteholder Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the Noteholder Secured Parties) in its efforts to enforce its security interest in such ABL First Lien Collateral and to finish any work-in-process and assemble such ABL First Lien Collateral, (ii) shall not hinder or restrict in any respect such ABL Collateral Agent from enforcing its security interest in such ABL First Lien Collateral or from finishing any work-in-process or assembling such ABL First Lien Collateral, and (iii) shall permit such ABL Collateral Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the applicable ABL Secured Parties and upon reasonable advance notice, to enter upon and use the Noteholder

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First Lien Collateral (including (x) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (y) intellectual property), for a period not to exceed 90 days after the taking of such enforcement action, for purposes of (A) assembling and storing such ABL First Lien Collateral and completing the processing of and turning into finished goods of such ABL First Lien Collateral consisting of work-in-process, (B) selling any or all of the applicable ABL First Lien Collateral located on or in such Noteholder First Lien Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing any or all of the applicable ABL First Lien Collateral located on such Noteholder First Lien Collateral, or (D) taking reasonable actions to protect, secure, and otherwise enforce the rights of the applicable ABL Secured Parties in and to any applicable ABL First Lien Collateral, provided, however, that nothing contained in this Agreement shall restrict the rights of the Trustee or the Noteholder Collateral Agent from selling, assigning or otherwise transferring any Noteholder First Lien Collateral prior to the expiration of such 90-day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section.  If any stay or other order prohibiting the exercise of remedies with respect to the applicable ABL First Lien Collateral has been entered by a court of competent jurisdiction, such 90-day period shall be tolled during the pendency of any such stay or other order.

(b)In no event shall such ABL Secured Parties have any liability to the Noteholder Secured Parties pursuant to this Section as a result of any condition on or with respect to the Noteholder First Lien Collateral existing prior to the date of the exercise by such ABL Secured Parties of their rights under this Section and such ABL Secured Parties shall have no duty or liability to maintain the Noteholder First Lien Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by such ABL Secured Parties, or for any diminution in the value of the Noteholder First Lien Collateral that results solely from ordinary wear and tear resulting from the use of the Noteholder First Lien Collateral by such ABL Secured Parties in the manner and for the time periods specified under this Section 2.08.  Without limiting the rights granted in this paragraph, such ABL Secured Parties shall cooperate with the Noteholder Secured Parties in connection with any efforts made by the Noteholder Secured Parties to sell the Noteholder First Lien Collateral to the extent such ABL Secured Parties obtain any interest in the Noteholder First Lien Collateral, subject to the condition that no ABL Secured Party shall have any obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in its incurrence of any liability or damage.

SECTION 2.09  Insurance.  Unless and until any ABL Collateral Agent has sent written notice to the Trustee that the applicable ABL Obligations have been paid in full and all commitments to extend credit under the applicable ABL Agreement shall have been terminated, as between such ABL Collateral Agent, on the one hand, and the Trustee and the Noteholder Collateral Agent, as the case may be, on the other hand, only such ABL Collateral Agent will have the right (subject to the rights of the Grantors under the applicable ABL Documents and the Noteholder Documents) to adjust or settle any insurance policy or claim covering or constituting any of the applicable ABL First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting such ABL First Lien Collateral.  Unless and until the Trustee has sent written notice to any ABL Collateral Agent that the Noteholder Obligations have been paid in full, as between such ABL Collateral Agent, on the one hand, and the Trustee and the Noteholder Collateral Agent, as the case may be, on the other hand, only the Noteholder Collateral Agent will have the right (subject to the rights

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of the Grantors under the applicable ABL Documents and the Noteholder Documents) to adjust or settle any insurance policy covering or constituting any applicable Noteholder First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting any applicable Noteholder First Lien Collateral.  To the extent that an insured loss covers or constitutes both ABL First Lien Collateral and Noteholder First Lien Collateral, then the applicable ABL Collateral Agent and the Noteholder Collateral Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the applicable ABL Documents and the Noteholder Documents) under the relevant insurance policy.

SECTION 2.10  Refinancings.  Any ABL Obligations and the Noteholder Obligations may be refinanced or replaced (either immediately or after the passage of time), in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any ABL Document or any Noteholder Document) of any ABL Secured Party or any Noteholder Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof, provided, however, that the holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as any applicable ABL Collateral Agent or the Noteholder Collateral Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to each such ABL Collateral Agent or the Noteholder Collateral Agent, as the case may be.  In connection with any refinancing or replacement contemplated by this Section 2.10, this Agreement shall be amended at the request and sole expense of the Company, and without the consent of any Representative, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness, (b) to establish that Liens on any Noteholder First Lien Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any Noteholder First Lien Collateral securing the indebtedness being refinanced or replaced and (c) to establish that the Liens on any ABL First Lien Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any ABL First Lien Collateral securing the indebtedness being refinanced or replaced, all on the terms provided for herein immediately prior to such refinancing or replacement.

SECTION 2.11  Amendments to Security Documents.  (a) Without the prior written consent of any applicable Senior Representative, no Junior Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Security Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b)In the event that any Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such Senior Security Document that relate directly to any Senior Collateral on which a Junior Lien exists or changing in any manner the rights of such Senior Representative, the applicable Senior Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens on any applicable Senior Collateral permitted by Section 2.05), then such amendment,

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waiver or consent shall apply automatically to any comparable provision of the comparable Junior Security Document with respect to such Junior Lien without the consent of the applicable Junior Representative or any applicable Junior Secured Party and without any action by such Junior Representative, the Company or any other Grantor; provided, however, that written notice of such amendment, waiver or consent shall have been given by the Company to such Junior Representative no later than two (2) Business Days following its effectiveness; and provided further, that no such amendment, waiver or consent shall be effective to (i) release any Junior Liens (other than as permitted by Section 2.05), (ii) permit any Liens on the Collateral except Liens permitted under the Junior Documents or this Agreement, or (iii) impose duties on the Junior Representative without its consent.  Reasonably promptly following such effectiveness, the Company shall prepare and deliver, or cause to be prepared and delivered to the applicable Junior Representative, forms of amendment documents to any applicable Junior Security Documents to evidence the amendments to such Junior Security Documents previously effected pursuant to this Section 2.11(b).

SECTION 2.12  Legends.  Each ABL Collateral Agent acknowledges with respect to the applicable ABL Documents, and the Trustee and the Noteholder Collateral Agent acknowledge with respect to the Noteholder Documents, that each such agreement will contain the appropriate legend set forth on Annex I in substantially the same terms as set forth therein.

SECTION 2.13  Permitted Liens.  Notwithstanding anything herein to the contrary, neither this Agreement nor any term or provision hereof shall be construed to permit any ABL Secured Party to obtain, receive or be the beneficiary of any Lien on all or any portion of any Collateral (other than the ABL Collateral, to the extent permitted under the terms of the Indenture), irrespective of the time, order or method of creation, attachment or perfection of such Lien, including any Lien arising by operation of law or in connection with any judgment.

ARTICLE III

Gratuitous Bailment for Perfection of Certain Security Interests;
Rights Under Permits and Licenses

SECTION 3.01  General.  Each Senior Representative agrees that if it shall at any time hold a Senior Lien on any Junior Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of such Senior Representative, such Senior Representative will serve as gratuitous bailee for the applicable Junior Representative for the sole purpose of perfecting the Junior Lien of such Junior Representative on such Collateral.  It is agreed that the obligations of such Senior Representative and the rights of such Junior Representative and the other applicable Junior Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II.  Notwithstanding anything to the contrary herein, such Senior Representative will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Junior Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to such Junior Representative or any other applicable Junior Secured Party or any other person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the applicable Junior Secured Parties to obtain a perfected Junior Lien on such Collateral

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to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by such Senior Representative.  Subject to Section 2.07, at such time as such Senior Secured Obligations secured by the applicable Senior Lien of such Senior Representative shall have been paid and satisfied in full and any commitment to extend credit that would constitute such Senior Secured Obligations shall have been terminated, such Senior Representative shall take all such actions in its power as shall reasonably be requested by such Junior Representative (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such account (in each case to the extent such Junior Representative has a Lien on such Collateral or account after giving effect to any prior or concurrent releases of Liens) to such Junior Representative.

SECTION 3.02  Collection Accounts.  The Company and its subsidiaries, to the extent required by an applicable ABL Document, shall maintain collection accounts relating to applicable ABL First Lien Collateral (the “Collection Accounts”, which term shall include any Lockbox Account relating to such ABL Document) in which collections from any Inventory and Accounts are deposited.  The applicable ABL Collateral Agent will act as gratuitous bailee for the Trustee and the Noteholder Collateral Agent for the purpose of perfecting the Liens of the Noteholder Secured Parties in all such Collection Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Noteholder Secured Parties except as set forth in the last sentence of this Section).  Unless the Junior Liens on such ABL First Lien Collateral shall have been or concurrently are released, after the occurrence of the applicable ABL First Lien Collateral Transition Date, such ABL Collateral Agent shall at the request of the Noteholder Collateral Agent, cooperate with the Noteholder Collateral Agent (at the expense of the Grantors) in permitting “control” (as defined in Article 8 or Article 9 of the New York UCC) of any Collection Account to be transferred to the Noteholder Collateral Agent (or for other arrangements with respect to each such Collection Account satisfactory to the Noteholder Collateral Agent to be made) to the extent required by the Noteholder Security Documents.

SECTION 3.03  Rights under Permits and Licenses.  The Trustee and the Noteholder Collateral Agent agree that if any ABL Collateral Agent shall require rights available under any permit or license controlled by the Trustee or the Noteholder Collateral Agent in order to realize on any applicable ABL First Lien Collateral, the Trustee or the Noteholder Collateral Agent, as the case may be, shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by such ABL Collateral Agent, to make such rights available to such ABL Collateral Agent, subject to the Noteholder Liens.  Each ABL Collateral Agent agrees that if the Trustee or the Noteholder Collateral Agent shall require rights available under any permit or license controlled by such ABL Collateral Agent in order to realize on any Noteholder First Lien Collateral, such ABL Collateral Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the Trustee or the Noteholder Collateral Agent, as the case may be, to make such rights available to the Trustee or the Noteholder Collateral Agent, as the case may be, subject to the applicable ABL Liens.

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ARTICLE IV

Existence and Amounts of Liens and Obligations

Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Secured Obligations (or the existence of any commitment to extent credit that would constitute Senior Secured Obligations) or Junior Secured Obligations (or the existence of any commitment to extent credit that would constitute Junior Secured Obligations), or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other applicable Representative and shall be entitled to make such determination on the basis of the information so furnished provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise its good faith judgment, determine, including by reliance upon a certificate of the Company.  Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company or any of its subsidiaries, any Secured Party or any other person as a result of such determination.

ARTICLE V

Consent of Grantors

SECTION 5.01  Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the ABL Documents and the Noteholder Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

SECTION 5.02  If a Junior Secured Party pays or distributes cash, property, or other assets to a Senior Secured Party under this Agreement, the Junior Secured Party will be subrogated to the rights of the Senior Secured Party with respect to the applicable Senior Collateral to the extent of the value of such payment or distribution; provided that the Junior Secured Party waives such right of subrogation until the discharge of the Senior Secured Obligations.  Such payment or distribution will not reduce the Junior Secured Obligations.

ARTICLE VI

Representations and Warranties

SECTION 6.01  Representations and Warranties of Each Party.  Each party hereto represents and warrants to the other parties hereto as follows.

(a)Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

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(b)This Agreement has been duly executed and delivered by such party.

(c)The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority of which the failure to obtain the same could reasonably be expected to have a Material Adverse Effect, (i) will not violate any applicable law or regulation or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.  As used in this clause (c), “Material Adverse Effect” means, with respect to a party, a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of such party and its subsidiaries taken as a whole, or (b) the ability of such party to perform its obligations hereunder, or (c) the validity or enforceability of this Agreement as to such party.

SECTION 6.02  Representations and Warranties of Each Representative.  Each of the Trustee, the Noteholder Collateral Agent and the ABL Collateral Agent represents and warrants to the other parties hereto that it is authorized under the Indenture and any applicable ABL Agreement, respectively, to enter into this Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.01  Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows.

(a)	if to the Trustee, to it at:

U.S. Bank National Association

Corporate Trust Services

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Alison D.B. Nadeau (Merrimack 2015 Notes)

Facsimile: (617) 603-6683

(b)	if to the Noteholder Collateral Agent, to it at:

U.S. Bank National Association

Corporate Trust Services

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Alison D.B. Nadeau (Merrimack 2015 Notes)

Facsimile: (617) 603-6683

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(c)	if to the ABL Collateral Agent, to it at:

BioPharma Credit Investments IV Sub, LP

c/o Pharmakon Advisors, LP

110 East 59th Street, 33rd Floor

New York, NY 10022

Attn:  Pedro Gonzalez de Cosio

Fax: (917) 210-4048

Email:PG@pharmakonadvisors.com;

JC@pharmakonadvisors.com

(d)	if to the Company, to it at:

Merrimack Pharmaceuticals, Inc.

One Kendall Square, Suite B7201

Cambridge, Massachusetts 02139

Attn: Legal Department

Fax: (617) 812-8122

(e)	if to any other Grantor, to it in care of the Company as provided in clause (d) above.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Company shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.01.  As agreed to in writing among the Company and any ABL Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 7.02  Waivers; Amendment.  (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

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(b)Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative and the Company provided, however, that this Agreement may be amended from time to time (x) as provided in Section 2.10 and (y) at the sole request and expense of the Company, and without the consent of any Representative or any other party hereto, (A) to establish that the Liens on any ABL First Lien Collateral securing such ABL Obligations shall be senior to the Liens on such ABL First Lien Collateral securing any Noteholder Obligations, all on the terms provided for herein immediately prior to such amendment, (B) to establish that the Liens on any Noteholder First Lien Collateral securing such ABL Obligations shall be junior and subordinated to the Liens on such Noteholder First Lien Collateral securing any Noteholder Obligations, all on the terms provided for herein immediately prior to such amendment, and (C) to add additional Grantors. Any amendment of this Agreement that is proposed to be effected without the consent of a Representative as permitted by the proviso to the second preceding sentence shall be submitted to such Representative for its review at least five (5) Business Days prior to the proposed effectiveness of such amendment.

SECTION 7.03  Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the Noteholder Secured Parties and the ABL Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement; provided that at any time and from time to time, if any Representative assigns any part of its rights or obligations under any ABL Documents or Noteholder Documents (as applicable) such that there exists more than one ABL Collateral Agent or Noteholder Collateral Agent, as applicable, (i) such Representative shall cause each such additional ABL Collateral Agent or Noteholder Collateral Agent, as applicable, to become a party hereto and (ii) the parties hereto shall execute and deliver mutually acceptable supplements or amendments hereto to set forth the rights and responsibilities of each ABL Collateral Agent or Noteholder Collateral Agent, as applicable, and designate a single primary ABL Collateral Agent or Noteholder Collateral Agent, as applicable, with respect to the ABL Obligations and Noteholder Obligations, respectively, provided that such supplements or amendments maintain the respective priorities, rights and remedies with respect to the Noteholder Obligations and ABL Obligations as provided herein.

SECTION 7.04  Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 7.05  Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or by email shall be as effective as delivery of a manually signed counterpart of this Agreement.

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SECTION 7.06  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.07  Governing Law; Jurisdiction; Consent to Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).  EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.08  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.09  Waiver of Immunity.  To the extent that any Grantor may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service of notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Grantor irrevocably agrees with respect to any matter arising under this Agreement for the benefit of the Secured Parties not to claim, and irrevocably waives, such immunity to the full extent permitted by the Laws of such jurisdiction.

SECTION 7.10  Headings.  Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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SECTION 7.11  Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other ABL Documents and/or Noteholder Documents, the provisions of this Agreement shall control.

SECTION 7.12  Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the applicable ABL Secured Parties, on the one hand, and the Noteholder Secured Parties, on the other hand.  None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement.  Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 7.13  English Language.  This Agreement and each Noteholder Document has been negotiated and executed in English. All certificates, reports, notices and other documents and communications given or delivered by any party hereto pursuant to this Agreement or any other Noteholder Document shall be in English or, if not in English, accompanied by a certified English translation thereof. The English version of any such document shall control the meaning of the matters set forth herein.

SECTION 7.14  Concerning the Noteholder Collateral Agent.  The Noteholder Collateral Agent is entering into this Agreement solely in its capacity as Noteholder Collateral Agent under the Indenture, and not in its individual or corporate capacity.  In acting hereunder, the Noteholder Collateral Agent shall be entitled to all of the rights, privileges and immunities of the Noteholder Collateral Agent set forth in the Indenture and the Noteholder Documents.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title

U.S. BANK NATIONAL ASSOCIATION, as Noteholder Collateral Agent

By:
Name:
Title

Signature page to Lien Subordination and Intercreditor Agreement

BIOPHARMA CREDIT INVESTMENTS IV SUB, LP, as ABL Collateral Agent

By:	Pharmakon Advisors, LP,
its Investment Manager

By:	Pharmakon Management I, LLC,
its General Partner

By:
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

Signature page to Lien Subordination and Intercreditor Agreement

MERRIMACK PHARMACEUTICALS, INC.

By:
Name:
Title:

Signature page to Lien Subordination and Intercreditor Agreement

ANNEX I

Provision for each ABL Agreement and the Indenture

Reference is made to the Lien Subordination and Intercreditor Agreement dated as of November [__], 2016 among U.S. Bank National Association, as Trustee, U.S. Bank National Association, as Noteholder Collateral Agent, the ABL Collateral Agent(s) for the applicable ABL Secured Parties referred to therein, Merrimack Pharmaceuticals, Inc., a Delaware corporation (“Merrimack”), and the subsidiaries of Merrimack party thereto (the “Intercreditor Agreement”; capitalized terms used in this paragraph and not defined shall have the meaning assigned to them in the Intercreditor Agreement).  Each [lender/creditor/noteholder hereunder] [Noteholder, by its acceptance of a Note,] [(a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b)]2 / [(a)] agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and [(c)] / [(b)] authorizes and instructs the [ABL Collateral Agent] [Trustee] to enter into the Intercreditor Agreement as [ABL Collateral Agent] [Trustee] and on behalf of such [Lender/Creditor] [Noteholder].  The foregoing provisions are intended as an inducement to the [lenders/creditors/noteholders under the ABL Agreement] [Noteholders] to [extend credit] [to acquire the Notes of the Company] and such [lenders/creditors/noteholders] [Noteholders] are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

Provision for ABL Security Documents and Noteholder Security Documents

Reference is made to the Lien Subordination and Intercreditor Agreement dated as of [______________], among U.S. Bank National Association, as Trustee, U.S. Bank National Association, as Noteholder Collateral Agent, the ABL Collateral Agent(s) for the applicable ABL Secured Parties referred to therein, Merrimack Pharmaceuticals, Inc., a Delaware corporation (“Merrimack”), and the subsidiaries of Merrimack party thereto (the “Intercreditor Agreement”; capitalized terms used in this paragraph and not defined shall have the meaning assigned to them in the Intercreditor Agreement). Notwithstanding any other provision contained herein, this Agreement, the [Liens][insert appropriate defined term under such security document] created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Senior Security Documents.  In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

[2]	To be inserted for any Noteholder Document.

Annex I-1

Additional Legend

Notwithstanding anything to the contrary herein, in any [Noteholder Document] [insert appropriate description of such document] or any [ABL Document][insert appropriate description of such document], the Grantors shall not be required to act or refrain from acting (a) pursuant to any [Noteholder Document] solely with respect to any [ABL First Lien Collateral][insert appropriate defined term under such security document] in any manner that would cause a default under any [ABL Document], or (b) pursuant to any [ABL Document] solely with respect to any [Noteholder First Lien Collateral][insert appropriate defined term under such security document] in any manner that would cause a default under any [Noteholder Document].  For avoidance of doubt, the terms [Noteholder Document] and [ABL Document] do not include the Intercreditor Agreement.

Annex I-2